Registration No. 333-205684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RICH UNCLES NNN REIT, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)

3080 Bristol Street Suite 550
Costa Mesa, CA 92626
(855) 742-4862
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Harold Hofer
Chief Executive Officer
Rich Uncles NNN REIT, Inc.
3080 Bristol Street, Suite 550
Costa Mesa, CA 92626
(855) 742-4862
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)	Copies to: Gregory W. Preston, Esq. Corporate Law Solutions, PC 907 Sandcastle Drive Corona del Mar, CA 92625 (949) 760-0107

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	90,000,000	$10.00	$900,000,000	$104,580.00
Common Stock, $0.001 par value (4)	10,000,000	$10.00	$100,000,000	$11,620.00
Total	100,000,000		$1,000,000,000	$116,620.00

(1)  The Registrant reserves the right to reallocate shares of common stock between the primary offering and the Registrant’s distribution reinvestment plan.

(2)   Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(3)   Previously paid.

(4)   Represents shares issuable pursuant to the Registrant’s distribution reinvestment plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Rich Uncles NNN REIT, Inc.
100,000,000 Shares of Common Stock
Initial Offering Price of $10.00 Per Share

Rich Uncles NNN REIT, Inc. is offering up to 90,000,000 shares of common stock in this primary offering and 10,000,000 shares pursuant to our distribution reinvestment plan for a price currently equal to $10.00 per share. We intend to sell the shares directly to investors and not through registered broker-dealers and investment advisors who are paid commissions and fees. There is no minimum offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this prospectus.

We expect to use the net proceeds from this offering primarily to invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties which are leased to creditworthy tenants under long-term net leases. We are externally managed by Rich Uncles NNN REIT Operator, LLC, our advisor, and our sponsor is Rich Uncles, LLC.

See Risk Factors to read about risks you should consider before buying shares of our common stock. These risks include the following high risk factors:

•	This is an initial public offering; we have no prior operating history, and the prior performance of real estate programs sponsored by affiliates of our sponsor may not be indicative of our future results.

•	This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We are a “blind pool” because we have acquired only a few properties and we have not identified a significant number of properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	We have not established the offering price on an independent basis and it bears no relationship to the value of our assets.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•	Our articles of incorporation do not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor do our articles require us to list our shares for trading on a stock exchange. Our articles do not require us to ever provide a liquidity event to our stockholders. There are significant restrictions on our share repurchase program. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a substantial discount.

•	The only source of cash for distributions to investors will be cash flow from our operations (including sales of properties) or deferral of fees paid to our sponsor or advisor.

•	Because no underwriter is selling our shares, we will not have an independent “due diligence” review of the offering.

•	Investing in our common stock involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

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Rich Uncles NNN REIT, Inc.
3080 Bristol Street, Suite 550
Costa Mesa, California 92626
www.RichUncles.com

Prospectus Dated June 29, 2016.

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This offering will terminate on June 29, 2018 (two years from the commencement of the offering). We expect to sell the shares of common stock offered in our primary offering and pursuant to our distribution reinvestment plan over this two-year period. We intend to continue to offer shares beyond two years from the date of this prospectus, and in order to do so it will be necessary to file a new registration statement with the Securities and Exchange Commission to continue offering shares. We will also need to renew the registration statement or file a new registration statement in many states to continue the offering. We may terminate this offering at any time. Our board of directors will adjust the offering price of the primary offering shares and distribution reinvestment plan shares during the course of this offering as described elsewhere herein.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, and we have no plans to list our shares on a national security exchange, you will have difficulty selling your shares. Our articles do not require us to ever provide a liquidity event to our stockholders. Our articles of incorporation do not require us to liquidate our assets and dissolve by a specified date, nor do our articles require us to list our shares for trading by a specified date. There are significant restrictions on our share repurchase program. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established additional suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama, Michigan and Oregon – Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

•	California – Investors must have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $75,000 and a net worth of at least $75,000, and the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Idaho – Investors must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

•	Iowa and Nebraska – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, shares will only be sold to Iowa and Nebraska residents that have a liquid net worth of at least ten times their investment in us.

•	Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky – Investors must have a liquid net worth of at least ten times their investment in us. In addition, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in the Issuer or Issuer’s affiliates’ non-publicly traded real estate investment trust. Liquid net worth is defined as that portion of a person’s net worth (total assets, exclusive of home, home furnishings and automobiles) minus total liabilities that is comprised of cash, cash equivalents and readily marketable securities.

•	Massachusetts – Investors may not invest more than 10% of their liquid net worth in the Company and in other illiquid direct participation programs.

•	Missouri, North Dakota, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least ten times their investment in us.

•	New Mexico and Ohio – An investor’s aggregate investment in us, our affiliates and other non-traded real estate investment trusts may not exceed 10% of his or her liquid net worth.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

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Because the minimum offering of our common stock is less than $100,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus, as supplemented, carefully, including the “Risk Factors” section, and the information incorporated by reference herein, including the financial statements, before making a decision to invest in our common stock.

What is Rich Uncles NNN REIT, Inc.?

Rich Uncles NNN REIT, Inc., or Rich Uncles NNN REIT, is a Maryland corporation, incorporated on May 14, 2015, that intends to elect to qualify to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2016. We expect to use a substantial amount of the net proceeds from this offering to primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties, which are leased to creditworthy tenants under long-term net leases. Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, or shares of or interests in other REITs or real estate companies. Our external advisor, Rich Uncles NNN REIT Operator, LLC, conducts our operations and manages our portfolio of real estate and real estate-related investments. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our advisor. Our office is located at 3080 Bristol Street, Suite 550, Costa Mesa, California, 92626. Our telephone number is (885) 742-4862, and our website address is www.RichUncles.com.

Who is selling your shares?

We intend to sell the shares directly to investors and not through registered broker-dealers and investment advisors who are paid commissions and fees. As a result, our total up-front expenses are significantly less than those of other non-exchange listed public REITs that do pay commissions and fees and, as a consequence, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our shares into properties, compared to such other non-exchange listed public REITs.

Who is our sponsor, and, what role will it play?

Our sponsor is Rich Uncles, LLC, or Rich Uncles, which was founded by Ray Wirta and Harold Hofer for a single purpose – to make real estate investment easier and less expensive for the small investor. Typically, the sponsor of a non-exchange listed public REIT, such as our company, has an in-house dealer-manager that is responsible for marketing shares in its real estate investment trust, or REIT, to broker-dealers licensed with FINRA and investment advisers or financial planners who are licensed with the SEC or state securities administrators. These fees typically include:

•	5% to 7% sales commission paid to a broker dealer or financial planner for soliciting the REIT investment;

•	2% to 3% often paid to a dealer manager for managing the sales effort; and

•	1% to 2% paid to the dealer manager, broker-dealer or financial planner to reimburse costs associated with a due diligence review of the offering.

When one adds up all of these commissions and reimbursements, approximately 10% of the cost of the REIT shares is spent on broker-dealer and dealer-manager costs. Rich Uncles has created an alternate distribution channel for the sale of non-exchange listed public REITs that excludes payment of commissions and expense reimbursements to advisory intermediaries. This alternate channel embraces the large scale reach of the internet, and the ease of access to and transparency of information contained over the internet. Thus, Rich Uncles believes that with this ease and transparency, Rich Uncles can deliver a real estate product to the market that has roughly 10% more of the investment amount actually being invested in real estate rather than being paid to others in the form of commissions and reimbursements.

Investment in our shares still involves substantial fees which may exceed fees paid by other REITs for the same services. These fees include an organization and offering expense fee of 3% of gross proceeds to be reimbursed to our sponsor, a monthly asset management fee payable to our advisor equal to 0.1% of the total investment value of the assets and a subordinated participation fee payable to our advisor, as described below.

For example, other non-exchange listed public REITs may charge lower performance fees than we will pay to our advisor. In many cases, non-exchange listed public REITs pay subordinated performance fees equal to 15% of the amounts by which asset sale proceeds exceed the amounts paid to purchase shares and a return of their invested capital plus a 6% cumulative, non-compounded annual return on invested capital. In contrast, our advisor’s performance fee, or the subordinated participation fee, is a fee calculated as of December 31 of each year which is subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return and equal to the sum of:

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(i) 40% of the product of (a) the difference of (x) the Preliminary NAV per share (as defined in Calculation of Our NAV Per Share, below), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus

(ii) 40% of the product of: (i) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return (the “Excess Return”), multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

Who is our advisor, and what role will it play?

Our advisor is Rich Uncles NNN REIT Operator, LLC, or Rich Uncles Operator, which is responsible for the management of the REIT. Our advisor will provide advisory services and necessary administrative functions for the management of our REIT, including but not limited to regulatory compliance. Additionally, our advisor will oversee the acquisition and management of our portfolio of real estate investments, all subject to the supervision of our board of directors. It was also formed by Messrs. Wirta and Hofer. They have each been involved in real estate acquisition, financing, management, and disposition for more than 30 years. They have experienced multiple real estate cycles in their careers and have gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe the experience of Messrs. Wirta and Hofer will allow us to successfully execute our business model.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the distributions-paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves varying degrees of risk, including elements of high risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. You should carefully review the Risk Factors section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. These risks include the following high risk factors:

•	This is an initial public offering; we have no prior operating history, and the prior performance of real estate programs sponsored by affiliates of our sponsor may not be indicative of our future results.

•	This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We are a “blind pool” because we have only a few properties and we have not identified a significant number of properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	We have not established the offering price on an independent basis and it bears no relationship to the value of our assets.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

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•	Our articles of incorporation do not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor do our articles require us to list our shares for trading by a specified date. Our articles do not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount to their then-current market value.

•	There are significant restrictions and limitations on your ability to have any of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased by us, the stated purchase price under the repurchase program, which is based on our most recently published net asset value per share, could be less than the then-current fair market value of the shares.

What is the experience of your sponsor?

Rich Uncles, LLC, was formed as Nexregen, LLC, in the State of Delaware on May 5, 2006. In 2015 it changed its corporate name to Rich Uncles, LLC. Rich Uncles has sponsored two previous real estate investment trusts, (i) Nexregen Firewheel Real Estate Investment Trust, or Firewheel, in 2007, to invest in a limited partnership that owned a shopping center in Garland, Texas and (ii) Rich Uncles Real Estate Investment Trust I, or Rich Uncles I, organized in 2012 to invest in single-tenant income-producing corporate properties located in California, which are leased to creditworthy tenants under long-term net leases.

Rich Uncles sold $360,500 of the Firewheel trust’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. The trust converted to a limited partnership in 2008 and continues to hold its interest in the shopping center.

As of March 31, 2016, Rich Uncles I has sold $54,006,630, of its common stock to the public in an ongoing California-only offering pursuant to a Permit issued by the California Department of Business Oversight.

How will your sponsor and advisor be compensated for their services?

The following table summarizes all of the compensation and fees that we pay to our advisor and its affiliates (including our sponsor), including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors, assuming that the maximum offering amount of $1,000,000,000 is sold. The board of directors, including a majority of our conflicts committee (comprised of all of our independent directors), has the right to change the compensation arrangements with the advisor in the future without the consent of our stockholders.

Type of Compensation	Determination of Amount Organization and Offering Stage	Estimated Amount for Maximum Offering (100,000,000 Shares)
Organization and Offering Expenses	We will reimburse our Sponsor for actual organizational and offering expenses up to 3.0% of gross offering proceeds.	$30,000,000 The actual amount will depend on the number of shares sold.

Acquisition and Operations Stage

Acquisition Fee	For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of our conflicts committee) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.	$58,200,000, assuming use of our target leverage of 50% The actual amount will depend on the number of shares sold.

Asset Management Fee	We will pay our advisor and its affiliates 0.1% of the total investment value of the assets monthly. For purposes of this fee, “total investment value” means, for any period, the total of the aggregate book value of all of our assets, including assets invested, directly or indirectly, in Properties, before reserves for depreciation or bad debts or other similar non-cash reserves.	Not determinable at this time.

Financing Coordination Fee	Other than with respect to any mortgage or other financing related to a Property concurrent with its acquisition, if our advisor provides services in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to Properties or the REIT, we will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.	Not determinable at this time.

Property Management Fee	Our Properties are intended to be triple-net single tenant properties with limited, if any, property management responsibilities. However, if our advisor or its affiliates provides property management services for our Properties, we will pay fees equal to 1.5% of gross revenues from the Properties managed. We also will reimburse our advisor or its affiliates for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our advisor or its affiliates may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.	Not determinable at this time.

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Type of Compensation	Determination of Amount Organization and Offering Stage	Estimated Amount for Maximum Offering (100,000,000 Shares)
Operating Expenses	We reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs (including salaries and benefits), utilities and IT costs. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees (other than reimbursement of travel, due diligence and other costs associated with potential investments, including investments that we do not purchase, and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.	Not determinable at this time.
Unless our directors make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will not reimburse our advisor and its affiliates for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the directors must within 60 days after the end of such quarter inform the stockholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause our advisor, sponsor and affiliates (as applicable) to reimburse us to the extent these limitations were exceeded. Additionally, we will not reimburse our advisor, sponsor and affiliates for personnel costs in connection with services for which any of them receives acquisition fees or disposition fees.

Independent Director Compensation	We pay each of our independent directors for attending meetings as follows: (i) 500 shares for each board meeting attended; and (ii) 500 shares for each committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.	Not determinable at this time.

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Type of Compensation	Determination of Amount Organization and Offering Stage	Estimated Amount for Maximum Offering (100,000,000 Shares)
Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time

Subordinated Participation Fee	The subordinated participation fee is an annually measured performance fee subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return on the highest previous offering price to the public for our shares, after adjustment to reflect all return of capital distributions (such highest previous offering price the “Highest Prior NAV per share”, and such return the “Preferred Return”). The subordinated participation fee is only due to the advisor if the Preferred Return is achieved and is equal to the sum of:	Not determinable at this time.

(i) 40% of the product of (a) the difference of (x) the Preliminary NAV per share (as defined in Calculation of Our NAV Per Share, below), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus

(ii) 40% of the product of: (i) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return (the “Excess Return”), multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

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Type of Compensation	Determination of Amount Organization and Offering Stage	Estimated Amount for Maximum Offering (100,000,000 Shares)
The Preferred Return is measured by all distributions to shareholders, except for the distribution of sale or financing proceeds which would act to reduce the shareholders’ investment basis, which are referred to herein as “return of capital” distributions.

Liquidation Stage

Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

Liquidation Fee	We will pay our advisor a Liquidation Fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 40% of the increase in the resultant value per share as compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the Preferred Return, pro-rated for the year in which the liquidation event occurs.	Not determinable at this time.

Will you use leverage?

Yes. We expect that our debt financing and other liabilities, excluding the use of our acquisition line of credit, will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). This is our target leverage, and we intend to limit our leverage to 50% of the cost of acquiring our tangible assets (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). This is an overall target. Our borrowings on one or more individual properties may exceed 50% of their individual cost, so long as our overall leverage does not exceed 50% (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). We may exceed the 50% limit if a majority of our conflicts committee approves each borrowing in excess of this limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset. When calculating our use of leverage, we will not include borrowings relating to the initial acquisition of properties and that are outstanding under a revolving credit facility (or similar agreement).

Except with respect to the 50% borrowing limit referenced above, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

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How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Rich Uncles NNN Operating Partnership LP, which we refer to as our “Operating Partnership” in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, the Operating Partnership’s sole limited partner was Rich Uncles NNN Operating Partnership, LP, LLC. Rich Uncles NNN Operating Partnership LP, LLC is our wholly-owned subsidiary. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an Umbrella Partnership Real Estate Investment Trust, or UPREIT.

Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the operating partnership in exchange for limited partnership units in the Operating Partnership without recognizing gain for tax purposes.

We intend to present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis within our Operating Partnership. All items of income, gain, deduction (including depreciation), loss and credit flow through the Operating Partnership to us as all subsidiary entities are disregarded for federal tax purposes. These tax items do not generally flow through us to our stockholders. Rather, our net income and net capital gain effectively flow through us to our stockholders as and when we pay distributions.

The following chart illustrates our ownership structure.

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What conflicts of interest do your advisor and sponsor face?

Our advisor, sponsor and their affiliates will experience conflicts of interest in connection with the management of our business. Our advisor is wholly owned by our sponsor. Mr. Wirta is Chairman of our sponsor and Mr. Hofer is Chief Executive Officer of our sponsor. Messrs. Wirta and Hofer are also significant stockholders in our sponsor. Some of the material conflicts that our advisor, sponsor and their affiliates will face include the following:

•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	The negotiation of any fees paid to Rich Uncles or any of their affiliates will not be at arm’s length, although the REIT’s board of directors, a majority of which are independent directors, must approve the advisor and sponsor’s fees; and

•	Either our conflicts committee (by majority vote) or Rich Uncles may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, Rich Uncles may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a Liquidation Fee had the portfolio been liquidated on the termination date, if our conflicts committee does not terminate the agreement for cause.

See Conflicts of Interest.

If I buy shares, will I receive distributions and how often?

We intend to pay distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Generally, our policy is to pay distributions from cash flow from operations. Our advisor and/or sponsor, at their sole election, may defer reimbursements and fees otherwise due to them. A deferral of any fee or reimbursement owed to our advisor or sponsor will have the effect of increasing cash flow from operations for the relevant period and increase the cash available to make distributions to our stockholders because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. Any such deferred reimbursements and fees will not be interest-bearing and will be paid as and when determined by our board of directors. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from cash flow from operations and, as elected solely by our advisor and/or sponsor, from deferred reimbursements and fees. Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under Risk Factors in this prospectus. If our cash flow from operations decreases in the future, the level of our distributions may also decrease. In addition, our board of directors could elect to pay future distributions in excess of then-current cash flow from operations, to the extent that the advisor defers payment of fees and reimbursements to which it is entitled.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles, or GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See Federal Income Tax Considerations—Taxation of Rich Uncles NNN REIT—Annual Distribution Requirements. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

May I reinvest my distributions in shares of Rich Uncles NNN REIT?

Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. Common stockholders may elect to have all or a portion of their dividends and other distributions reinvested in additional shares of our common stock in lieu of receiving cash distributions.

Participants in the distribution reinvestment plan will acquire our common stock at a price per share equal to $10.00 per share or the most recently published net asset value, or “NAV”, per share.

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (ii) in a separate mailing to the participants.

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Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. See Risk Factors – Risks Related to Our Corporate Structure.

What kind of offering is this?

We are offering up to 100,000,000 shares of common stock on a “best efforts” basis including pursuant to our distribution reinvestment plan at a price currently equal to $10.00 per share or at a price equal to a later-determined NAV. When shares are offered on a “best efforts” basis, the offeror is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Our board of directors will adjust the offering price of the shares during the course of the offering on an annual basis, to equal NAV per share, commencing January 1, 2017.

How will you use the proceeds raised in this offering?

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum of 100,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We will use no less than 97% of the gross proceeds from this offering for investments, including costs and fees associated with such investments a portion of which may be payable to our advisor and/or sponsor. We may also use proceeds to pay down principal on indebtedness. We will use the remainder of the gross proceeds from this primary offering to pay offering expenses. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to: the repurchase of shares under our share repurchase program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; the acquisition of real estate investments, which would include payment of acquisition fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties and real estate-related assets, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition fees and other fees. See Compensation.

Note that our board of directors will adjust the offering price of shares during the course of this offering on an annual basis, to equal NAV per share, commencing January 1, 2017.

	Maximum Offering	Percent
Gross offering proceeds	$1,000,000,000	100%
Selling commissions	—	—
Organization and Offering Expenses	30,000,000	3%
Investment in properties	970,000,000	97%

Certain of our directors and executive officers have invested $200,000 in the REIT to purchase 20,000 shares of our common stock. See Security Ownership of Certain Beneficial Owners and Management.

How long will this offering last?

This offering will terminate on June 29, 2018 (two years from the commencement of the offering). We expect to sell the shares of common stock offered in our primary offering and pursuant to our distribution reinvestment plan over a two-year period. We intend to continue to offer shares beyond two years from the date of this prospectus, and in order to do so it will be necessary to file a new registration statement with the Securities and Exchange Commission to continue offering shares. We will also need to renew the registration statement or file a new registration statement in many states to continue the offering. We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

We may terminate this primary offering or our distribution reinvestment plan offering at any time.

Who can buy shares?

An investment in our shares is suitable only for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, California, Idaho, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Missouri, Nebraska, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania and Tennessee. See Suitability Standards.

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Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, and seek to obtain the benefits of potential long-term capital appreciation. However, investing in our common stock involves certain risks, and you should carefully consider the investment risks contained in Risk Factors, before deciding whether to invest.

Is there any minimum investment required?

Yes. You must initially invest at least $500 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $50. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code that you value the assets of the IRA, plan or other account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement on our website, RichUncles.com, or alternatively in the form attached to this prospectus as Appendix A for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I sell them later?

We provide a share repurchase program for stockholders who wish to sell their shares. The share repurchase price at any given time will equal the most recently published NAV (and if none, then $10.00 per share) less an administrative charge of 3% of the share repurchase price proceeds if the shares are owned for less than one year, 2% if the shares are owned less than two years but greater than one year, and 1% if the shares are owned for less than three years but greater than two years. There is no administrative charge for shares held for at least three years. Stockholders who wish to avail themselves of the share repurchase program must notify us by three business days before the end of the month for their shares to be repurchased by the third business day of the following month. The share repurchase program provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales.

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However, we will only repurchase shares if, in the opinion of our advisor, we have sufficient reserves with which to repurchase shares and at the same time maintain our then-current plan of operation. Our board may amend, suspend or terminate our share repurchase program upon 30 days’ notice to stockholders, provided that we may increase the funding available for the repurchase of shares pursuant to our share repurchase program upon ten business days’ notice to our stockholders.

Our articles of incorporation do not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor do our articles require us to list our shares for trading by a specified date. Our articles do not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount to their then-current market value.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	quarterly financial reports;

•	an annual report; and

•	supplements to the prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: posting on our website and on your personal dashboard on our website at www.RichUncles.com, U.S. mail or other courier; electronic delivery; or in a filing with the Securities and Exchange Commission. Additional information can also be found on our website or on the SEC’s website, www.sec.gov.

When will I get my detailed tax information?

Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Who can help answer my questions about this offering?

If you have more questions about this offering, please contact:

RICH UNCLES NNN REIT, Inc.

3080 Bristol Street, Suite 550
Costa Mesa, CA 92626
(855) 742-4862
https://www.RichUncles.com

You can also submit your inquiries to us at info@RichUncles.com.

RISK FACTORS

Investing in our common stock involves certain risks. You should carefully consider the following risk factors, and those contained in any supplement to this prospectus, and all other information contained in this prospectus as supplemented before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment.

High Risks Related to the Start-up Nature of our Business

As a newly established business, investing in our common stock involves high risks that are not present in other companies, including other real estate investment trusts, that have an established investment portfolio and operating history. These high risk factors include the following.

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We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be an indication of our future results.

This is an initial public offering; we have no prior operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our sponsor to predict our future results. We were incorporated in the State of Maryland on May 14, 2015. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or independent financing. The prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Rich Uncles NNN REIT, Inc.” name within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose money.

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that we are only required to use our best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain relatively fixed third party expenses such as legal, tax and audit, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed third party expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Because our stockholders will not have the opportunity to evaluate the investments we may make before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.

As of the date of this Prospectus, we have only acquired two (2) properties and a 3% interest in Rich Uncles Real Estate Investment Trust I, an affiliated REIT that owns the properties described in Existing Properties and Investments. We have not identified any other real estate investments that are reasonably probable of being acquired or originated with the proceeds from this offering. As a result, other than the two (2) properties we have acquired and our 3% investment in the affiliated REIT, we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the net proceeds from our primary public offerings, after the payment of fees and expenses, in real estate investments. Our board of directors and the management of our advisor have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant creditworthiness and you will likewise have no opportunity to evaluate potential tenants. As a result, you must rely on our board of directors and our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

Because we are selling our shares directly to the public, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Because there is no independent third party underwriter selling our shares or managing the sales effort, there will be no outside independent review of our finances and operations in connection with the preparation of this offering, other than the attached independent audit of our financial statements. Other REITs who use a licensed broker-dealer to sell shares are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act of 1933 and the rules of FINRA or the national securities exchange where the REIT securities are listed. Therefore, our stockholders must rely on the information in this prospectus and will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

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Due diligence reviews typically include an independent investigation of the background of the sponsor, advisor and their affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. A licensed broker-dealer also has “know your customer” obligations to determine whether the REIT investment is suitable for each individual investor. We intend to perform these tasks ourselves, but our investors do not benefit from a third party review of these facts and considerations.

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See Federal Income Tax Considerations.

Risks Related to an Investment in Our Common Stock

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders. See Description of Shares — Distributions.

We face significant competition for real estate investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.

We face competition from various entities for real estate investment opportunities, including other REITs, pension funds, banks and insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of our advisor and the oversight of our board of directors. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

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If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our stockholders to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more shares we sell in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor and the real estate and debt finance professionals that our advisor retains to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other Rich Uncles-affiliated programs or Rich Uncles-advised investors could also delay the investment of the proceeds of this offering. See Risks Related to Conflicts of Interest. Delays we encounter in the selection, acquisition and development of income-producing properties or the acquisition of other real estate investments would likely limit our ability to pay distributions to you and reduce your overall returns.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold stockholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Currently, both the investing and leasing environments are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans.

We plan to rely on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our initial indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our initial indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Recent financial market conditions have improved from the bottom of the economic cycle, but material risks are still present. Market conditions can change quickly, which could negatively impact the value of our assets.

Disruptions in the financial markets and continued uncertain economic conditions could adversely affect the values of our investments. Lending activity only recently increased; however, it remains uncertain whether the capital markets can sustain the current transaction levels. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

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•	the values of our investments in commercial properties could decrease below the amounts paid for such investments; and/or

•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, industries or business sectors, downturns relating generally to such region, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to our stockholders.

Any adverse economic or real estate developments in our target markets could adversely affect our operating results and our ability to pay distributions to our stockholders.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

We depend on our advisor to manage our operations and our portfolio of assets. Our advisor depends upon the fees and other compensation that it receives from us and any future Rich Uncles-affiliated programs that it advises in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates, could hinder their ability to successfully manage our operations and our portfolio of investments.

We may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.

The success of this offering and our ability to implement our business strategy depend upon our ability to sell our shares to investors. All investors have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, to invest in, which may make selling our shares to such investors more difficult. If we are not successful in growing, operating and managing this process, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

The loss of or the inability to retain or obtain key real estate professionals at our advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Messrs. Hofer and Wirta, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals and they may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled professionals. If we lose or are unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our bylaws provide that none of our independent directors shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

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We may change our targeted investments without stockholder consent.

We initially intend to invest in single-tenant income-producing corporate properties which are leased to credit worthy tenants under long-term net leases; however, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

The offering price per share of our common stock may not reflect the value that stockholders will receive for their investment.

As with any valuation methodology, the methodologies we use are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and these differences could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our estimated NAV per share and our annually updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon a sale of our company;

•	our shares of common stock would trade at our estimated NAV per share on a national securities exchange;

•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or

•	the methodology used to determine our estimated NAV per share would be acceptable for compliance with ERISA reporting requirements.

The NAV of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets.

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Risks Related to Conflicts of Interest

Our advisor, sponsor and their affiliates, including all of our executive officers and our affiliated directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us and with other Rich Uncles-affiliated programs, which could result in actions that are not in the long-term best interests of our stockholders.

Most of our executive officers and our affiliated directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, sponsor and/or other Rich Uncles-affiliated entities. Our advisor, sponsor and their affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	sales of real estate investments, which entitle our advisor to disposition fees;

•	acquisitions of real estate investments, which entitle our advisor to acquisition fees based on the cost of the investment and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other Rich Uncles-affiliated programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange, which listing may make it more likely for us to become self-managed or internalize our management and which could also adversely affect the sales efforts for other Rich Uncles-affiliated programs, depending on the price at which our shares trade; and

•	whether we seek to sell the company, which sale could terminate the asset management fee.

Our advisor, sponsor and its affiliates face conflicts of interest relating to the acquisition of assets due to their relationship with other Rich Uncles-affiliated programs and Rich Uncles-advised investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our advisor, sponsor and other key real estate professionals at our advisor, including Messrs. Hofer and Wirta, to identify suitable investment opportunities for us. Rich Uncles I is advised by our sponsor and relies on many of the same real estate professionals as will future Rich Uncles-affiliated programs advised by our advisor. As such, we and the other Rich Uncles-affiliated programs, and Rich Uncles-advised investors rely on many of the same real estate professionals, as will future Rich Uncles-affiliated programs and Rich Uncles-advised investors. Many investment opportunities that are suitable for us may also be suitable for other Rich Uncles-affiliated programs and Rich Uncles-advised investors. When these real estate professionals direct an investment opportunity to any Rich Uncles-affiliated program or Rich Uncles-advised investor they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our acquisition stage may overlap with future Rich Uncles-affiliated programs and Rich Uncles-advised investors.

We and other Rich Uncles-affiliated programs and Rich Uncles-advised investors also rely on these real estate professionals to supervise the management of investments. If the Rich Uncles team of real estate professionals directs creditworthy prospective tenants to properties owned by another Rich Uncles-affiliated program or Rich Uncles-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

Further, existing and future Rich Uncles-affiliated programs and Rich Uncles-advised investors and Messrs. Hofer and Wirta generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate-related investments.

There is a risk that stockholders could sue us and the directors involved if they determine that fiduciary duties to our stockholders were violated in connection with an internalization transaction, causing us to incur high litigation costs.

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Our officers, our advisor, our sponsor, and the real estate, debt finance, management and accounting professionals assembled by our advisor face competing demands on their time and this may cause our operations and our stockholders’ investment in us to suffer.

We rely on our officers, our advisor, our sponsor and the real estate, debt finance, management and accounting professionals that our advisor retains, including Messrs. Hofer and Wirta, to provide services to us for the day-to-day operation of our business. Rich Uncles I is also advised by Rich Uncles and relies on our sponsor and many of the same real estate, debt finance, management and accounting professionals, as will future Rich Uncles-affiliated programs and Rich Uncles-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of some or all of the other Rich Uncles-affiliated programs. Messrs. Hofer and Wirta are also executive officers of Rich Uncles I and Rich Uncles. As a result of their interests in other Rich Uncles-affiliated programs, their obligations to Rich Uncles-advised investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Messrs. Hofer and Wirta face conflicts of interest in allocating their time among us, Rich Uncles I, other Rich Uncles-affiliated programs and other Rich Uncles-advised investors, as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another Rich Uncles-affiliated program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other Rich Uncles-affiliated programs. If these events occur, the returns on our investments, and the value of your investment in us, may decline.

All of our executive officers, our affiliated directors and the key real estate professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in our advisor, our sponsor and their affiliates, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Most of our executive officers, our affiliated directors and the key real estate professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our sponsor, and/or other Rich Uncles-affiliated entities. As a result, they owe fiduciary duties to each of these entities, their members and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Further, Messrs. Hofer and Wirta and existing and future Rich Uncles-affiliated programs and Rich Uncles-advised investors generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

Because other Rich Uncles-affiliated programs may conduct offerings concurrently with our offering, our advisor and our sponsor may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Future Rich Uncles-affiliated programs may seek to raise capital through offerings conducted concurrently with this offering. As a result, our advisor may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor generally seeks to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including key investment objectives. Nevertheless, there may be periods during which one or more Rich Uncles-affiliated programs will be raising capital and may compete with us for investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making an investment in our shares.

Our board of directors’ loyalties to Rich Uncles I and possibly to future Rich Uncles-affiliated programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another Rich Uncles-affiliated program at our expense.

Most of our directors are also trust managers (the equivalent of trustees) of Rich Uncles I. The loyalties of our directors serving on the board of trust managers of Rich Uncles I, or possibly on the boards of directors of future Rich Uncles-affiliated programs, may influence the judgment of our board of directors when considering issues for us that also may affect other Rich Uncles-affiliated programs, such as the following:

•	Our conflicts committee must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other Rich Uncles-affiliated programs or if our advisor is giving preferential treatment to other Rich Uncles-affiliated programs in this regard, our conflicts committee may not be well-suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	We could enter into transactions with other Rich Uncles-affiliated programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other Rich Uncles-affiliated programs might entitle our advisor or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition fees and other fees that we might pay to our advisor in connection with such transaction. Similarly, property sales to other Rich Uncles-affiliated programs might entitle our advisor or its affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board or our conflicts committee regarding the terms of those transactions may be influenced by our board’s or our conflicts committee’s loyalties to such other Rich Uncles-affiliated programs.

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•	A decision of our board or our conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other Rich Uncles-affiliated programs.

•	A decision of our board or our conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Rich Uncles-affiliated programs.

•	A decision of our board or our conflicts committee regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of other Rich Uncles-affiliated programs, depending on the price at which our shares trade.

Because our conflicts committee members are also independent trust managers of Rich Uncles I, they receive compensation for service on the board of Rich Uncles I. Rich Uncles I pays each independent trust manager $1,000 per meeting attended (including via email or telephone). In addition, like us, Rich Uncles I reimburses trust managers for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of its board of directors.

If we ever decided to become self-managed, the terms of the management arrangement would not be negotiated in an arms-length transaction.

If we ever decided to become self-managed by acquiring our advisor and/or entities affiliated with our advisor, there is a risk that internalization of management would not be fair to stockholders because it may not be negotiated in an arms-length transaction. Our amended and restated articles of incorporation require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and any fees or other compensation due by virtue of the internalization transaction to our advisor and/or affiliated entities are also fair and reasonable to us.

Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our amended and restated articles of incorporation prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

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Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, the entities through which we and our Operating Partnership intend to own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

For more information related to compliance with the Investment Company Act, see Investment Objectives and Criteria—Investment Company Act and Certain Other Policies.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

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We do not have a separately appointed audit committee composed of independent directors, which could increase the risk of a financial reporting failure.

Our four independent members of the board of directors all serve on the conflicts committee, which addresses issues requiring independent review of management decisions of the board of directors, such as oversight of our advisor, which are required to be made by a majority of our independent directors under state regulatory requirements or under our charter documents. We have not appointed a separate audit committee composed of independent directors because of the demands already placed on the independent directors by their conflicts committee duties. Instead, responsibilities addressed by audit committees of other REITs are handled by the full board of directors including the independent directors.

Because we have no separately appointed audit committee, no special committee has been assigned to devote special attention to understanding our financial statements and financial condition, dealing regularly with our auditors, and setting corporate policy on financial controls and reporting. The absence of a specially appointed audit committee may increase the possibility of failures to properly supervise our financial controls and reporting requirements in the management of our business.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our amended and restated articles of incorporation, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to immediately sell their shares under our share repurchase program.

We do not expect that a secondary market for resale of our stock will develop, but we intend to provide a monthly share repurchase program for stockholders who wish to sell their shares. Our ability to repurchase shares depends upon the levels of our cash reserves (including distribution reinvestment proceeds), availability under any line of credit that we might have, the pace of new share sales, and our ability to sell properties. If we must sell properties in order to honor repurchase requests, the repurchase of shares tendered for repurchase could be delayed until we have sold sufficient properties to honor such requests. We expect that the property sale process, if required to honor repurchase requests, could take several months, and we cannot be sure how long it might take to raise sufficient capital from property sales and other sources to honor all such requests. We intend to honor such repurchase requests in the order they are received.

Our board may amend, suspend or terminate our share repurchase program upon 30 days’ notice to stockholders, provided that we may increase or decrease the funding available for the repurchase of shares pursuant to our share repurchase program upon ten business days’ notice to our stockholders. See Description of Shares —Share Repurchase Program, for more information about the program.

We may, at some future date, seek to list our shares on a national securities exchange to create a secondary market for our stock, but we have no current plan to do so, and for the foreseeable future stockholders should assume that the only available avenue to sell their shares will be our share repurchase program, described above.

Our investors’ interest in us could be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 200,000,000 shares of common stock. Our board of directors may increase the number of authorized shares of common stock without stockholder approval. After our investors purchase shares in this offering, our board may elect to (i) sell additional shares in this or in future public offerings, including through our distribution reinvestment plan; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor and/or sponsor, or their successors or assigns, in payment of outstanding fee obligations; (iv) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership; or (v) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after our investors purchase shares, whether in this or future primary offerings, pursuant to our distribution reinvestment plan or otherwise, our investors’ percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional issuance of shares, the use of the proceeds and the value of our real estate investments, our investors could also experience dilution in the book value and NAV of their shares and in the earnings and distributions per share.

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Payment of fees to our advisor, sponsor and their affiliates reduces cash available for investment and distribution to our stockholders and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor, sponsor and their affiliates perform services for us in connection with the selection and acquisition of our real estate investments, the management and leasing of our real estate properties, the administration of our real estate-related investments and the disposition of our real estate investments. We pay them substantial fees for these services, which results in immediate dilution of the value of our stockholders’ investment and reduces the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our conflicts committee and the other limitations in our charter, which would further dilute our stockholders’ investment and reduce the amount of cash available for investment or distribution to stockholders. See Compensation.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases we may agree to make improvements to their space as part of our negotiations. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations or proceeds from our distribution reinvestment plan, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment in us.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see Description of Shares—Business Combinations,—Control Share Acquisitions and—Subtitle 8.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to repurchase that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent our stockholders from receiving a premium price for their shares in such a transaction.

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We are subject to risks relating to litigation and regulatory liability.

We face legal risks in our businesses, including risks related to the securities laws and regulations across various state and federal jurisdictions. In March, April and May 2016, our affiliate, Rich Uncles I, sold shares of its stock in excess of the amount which it had registered for sale in California, resulting in a violation of the registration requirements of the California Securities Law of 1968. To remedy this, Rich Uncles I reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to Section the California securities law to those investors who had purchased shares in excess of the permit. See Prior Performance. Violations of state and federal securities registration laws may result in contingent liabilities to purchasers for sales of unregistered securities and may also subject the seller to fines and penalties by securities regulatory agencies. It is possible that we and our affiliates could be subject to sanctions or to similar liabilities in the future, should another violation of securities registration requirements occur. A finding of such a violation could have a material adverse effect on our business, financial condition and operating results.

General Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our operating results and the performance of the properties we acquire are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:

•	downturns in national, regional and local economic conditions;

•	competition from other commercial buildings;

•	adverse local conditions, such as oversupply or reduction in demand for commercial buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in our cash flow from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investment.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, most sellers of large commercial properties are special purpose entities without significant assets other than the property itself. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided by the code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for share repurchases or distributions to stockholders. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

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Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Properties that become vacant could be difficult to re-lease or sell, which could diminish the return on these properties and adversely affect our cash flow and ability to pay distributions to our stockholders.

Properties may incur vacancies either by the expiration and non-renewal of tenant leases or the default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders.

We intend to purchase properties with (or enter into, as necessary) long-term leases with tenants, which may not result in fair market rental rates over time.

We intend to purchase properties with (or enter into, as necessary) long-term leases with tenants and include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not purchase properties with, or enter into, long-term leases.

We depend on tenants for our revenue generated by our real estate investments and, accordingly, our revenue generated by our real estate investments and our ability to make distributions to our stockholders are dependent upon the success and economic viability of our tenants and our ability to retain and attract tenants. Non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our real estate investments materially depends upon the financial stability of the tenants leasing the properties we own. The inability of a single major tenant or a significant number of smaller tenants to meet their rental obligations would significantly lower our net income. A non-renewal after the expiration of a lease term, termination or default by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-leasing the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may only be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of our assets may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. If a tenant does not renew, terminates or defaults on a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce distributions to stockholders.

The bankruptcy or insolvency of our tenants or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

Any bankruptcy filings by or relating to any of our tenants could bar us from collecting pre-bankruptcy debts from that tenant, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

Actions of our potential future tenants-in-common could reduce the returns on tenants-in-common investments and decrease our stockholders’ overall return.

We may enter into tenants-in-common or other joint ownership structures with third parties to acquire properties and other assets. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	our co-owner in an investment could become insolvent or bankrupt;

•	our co-owner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

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•	our co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	disputes between us and our co-owner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

While we intend that any co-ownership investment that we enter into will be subject to a co-ownership contractual arrangement that will address some or all of the above issues, any of the above might still subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment in us.

Costs imposed pursuant to laws and governmental regulations may reduce our net income and our cash available for distribution to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay distributions to our stockholders and may reduce the value of our stockholders’ investment in us.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce our cash available for distribution to our stockholders.

We intend that most if not all of our real estate acquisitions be subject to Phase I environmental assessments prior to the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

Costs associated with complying with the Americans with Disabilities Act may decrease our cash available for distribution.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distribution to our stockholders.

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Uninsured losses relating to real property could reduce our cash flow from operations and the return on our stockholders’ investment in us.

We expect that most of the properties we acquire will be subject to leases requiring the tenants thereunder to be financially responsible for property liability and casualty insurance. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable and/or that the tenants are not contractually obligated to provide insurance for. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which will reduce the value of your investment in us. In addition, other than any working capital reserve and other reserves we may establish, we have limited sources of funding to repair or reconstruct any uninsured property.

Risks Related to Investments in Single Tenant Real Estate

Most of our properties will depend upon a single tenant for their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a tenant’s lease termination.

We expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.

Net leases may not result in fair market lease rates over time.

We expect most of our rental income to come from net leases. Net leases typically contain (1) longer lease terms; (2) fixed rental rate increases during the primary term of the lease; and (3) fixed rental rates for initial renewal options, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates if fair market rental rates increase at a greater rate than the fixed rental rate increases.

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Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We focus our investments on commercial properties, a number of which will be special use single tenant properties. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Risks Associated with Debt Financing

We obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.

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We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to- collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratios. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose money.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

We may use leverage in connection with any real estate investments we make, which increases the risk of loss associated with this type of investment.

We may finance the acquisition of certain real estate-related investments with warehouse lines of credit and repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the leases in underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

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Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We may incur variable rate debt. Increases in interest rates will increase the cost of that debt, which could reduce our cash flow from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment in us.

We may incur debt until our total liabilities would exceed 50% of the cost of our tangible assets (before deducting depreciation or other noncash reserves) and we may exceed this limit with the approval of the majority of our conflicts committee. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to our stockholders and could result in a decline in the value of our stockholders’ investment in us.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives. We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. As a result of the global credit crisis, there is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.

Federal Income Tax Risks

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We expect to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

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Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•	If we sell an asset that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If a tax-exempt stockholder has incurred debt to purchase or hold our common stock, then a portion of the distributions to and gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

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If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distribution must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

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Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which our stockholders might receive a premium for their shares over the then prevailing market price or which our stockholders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See Federal Income Tax Considerations—Taxation of Rich Uncles NNN REIT — Income Tests. Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Distributions payable by REITs do not qualify for the reduced tax rates.

The maximum tax rate for distributions payable to domestic stockholders that are individuals, trusts and estates is 23.8%. Distributions payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account (“IRA”)) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

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•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.

You should carefully review the Risk Factors section of this prospectus, and those contained in any supplement to this prospectus, for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum of $1,000,000,000 (100,000,000 shares of common stock). There is no minimum offering amount, and we will accept subscriptions upon the first sale and begin to invest proceeds as soon as practicable after sales commence. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We estimate that we will use 97.00% of the gross proceeds from this primary offering for investments after fees and expenses. We may also use proceeds to pay down principal on indebtedness. We will use the remainder of the gross proceeds from this primary offering to pay organization and offering expenses.

We may use a portion of the net proceeds from the sale of shares under our distribution reinvestment plan for the repurchase of shares under our share repurchase program. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. See Compensation.

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	Amount	Percent
Gross offering proceeds	$1,000,000,000	100.00%

Public offering expenses:
Selling commissions	-0-	0.00%
Organization and offering expenses (1)	30,000,000	3.00%
Amount available for investment	970,000,000	97.00%

Acquisition fees (2)	58,200,000	5.82%
Amount invested in assets (3)	$911,800,000	91.18%

(1)	We will reimburse our advisor for all of the costs incurred by our advisor or its affiliates in connection with our organization and offering subject a limit of 3.0% of gross offering proceeds. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) amounts to reimburse our advisor and its affiliates (including our sponsor) for all marketing related costs and expenses; (ii) personnel employed to respond to inquiries from perspective stockholders; and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this Offering and marketing of our Shares. The expenses and payments subject to reimbursement by us include personnel and related direct employment or overhead costs related to existing / prospective investor relations of our advisor and its affiliates. See Plan of Distribution.

(2)	Acquisition fees paid to our advisor will equal 3% of the purchase price of the property. We have estimated acquisition fees based on our target leverage of 50%. See Compensation.

(3)	Includes amount of offering proceeds anticipated to be invested in assets net of organization and offering expenses and acquisitions fees. Does not include borrowings to be used to purchase properties.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. In addition, our board has a fiduciary duty to our stockholders to supervise our relationship with our advisor, who shall manage our day-to-day operations and our portfolio of real estate investments. Our board will approve our investments in the Properties, communicate with our advisor, and oversee our operations. Because of the conflicts of interest created by our relationships with our advisor and various affiliates, many of the responsibilities of our board have been delegated to our conflicts committee. Major responsibilities assigned to our conflicts committee are discussed below and under Conflicts of Interest, Certain Conflict Resolution Measures – Responsibilities of Our Conflicts Committee.

We operate under articles of incorporation and bylaws which act as our governing documents. Our directors, including our independent directors approved the provisions of our articles of incorporation and bylaws by resolutions adopted by unanimous consent prior to our first meeting of directors.

The term of office of each director is one year. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for that purpose. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.

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Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the independent directors nominate replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of any appointed committees of the board, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our conflicts committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and our advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Selection of Our Board of Directors; Independent Directors

In determining the composition of our board of directors, our board of directors’ goal was to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board as a whole. As provided in the NASAA REIT Guidelines, directors must have had at least three years of relevant experience in these fields, and at least one director must have had at least three years of relevant real estate experience. Two principals in our sponsor, Messrs. Hofer and Wirta, and another investor in our sponsor, John Wang, serve as our directors together with four independent directors. Our independent directors are Jeffrey Randolph, Vipe Desai, Jonathan Platt, and David Feinleib. Mr. Randolph, Platt and Feinleib have three years’ relevant experience in the real estate business.

Our articles of incorporation provide that a majority of our board of directors must be independent directors. Our articles of incorporation define an independent director as someone who has not been associated within the past two years, directly or indirectly, with our sponsor or advisor. See Section 3.1.11 of our articles of incorporation.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name (1)	Age (2)	Positions
Harold C. Hofer	60	Chief Executive Officer and Director
Raymond E. Wirta	72	Chairman of the Board and Director
Howard Makler	48	President and Chief Marketing Officer
Jean Ho	48	Chief Financial Officer
Vipe Desai	47	Independent Director (3)
David Feinleib	41	Independent Director (3)
Jonathan Platt	31	Independent Director (3)
Jeffrey Randolph	59	Independent Director (3)
John Wang	53	Director

(1)	The address of each executive officer and director listed is 3080 Bristol Street, Suite 550, Costa Mesa, California 92626.

(2)	As of May 26, 2016.

(3)	Member of our conflicts committee

Mr. Harold Hofer. Our board of directors has concluded that Harold Hofer is qualified to serve as a director and as our Chief Executive Officer by reason of his extensive industry and leadership experience. Mr. Hofer is a sponsor of our REIT. Together with Mr. Wirta, he indirectly owns and controls our advisor and our sponsor. Mr. Hofer has been a lawyer since 1980 and is an inactive member of the California State Bar. He was formerly owner of Hofer Realty Advisors, a boutique real estate firm that acted as a principal and advised clients in various real estate transactions focused on investments in retail shopping centers. Mr. Hofer is a principal in a private investment fund known as REIT Opportunity Capital Advisors, or “ROCA”, which invests in the listed stocks of public REITs. He has participated in real estate transactions, as a principal and as a broker, valued in excess of $2 billion in his 30-year real estate career. Mr. Hofer has extensive underwriting, acquisition and management experience, and has asset managed multi-million dollar portfolios of owned properties. As our Chief Executive Officer and a principal of our external advisor, Mr. Hofer is best-positioned to provide our board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of our sponsor, Mr. Hofer brings to our board of directors demonstrated management and leadership ability. Mr. Hofer has been employed by our sponsor, which was formerly known as Nexregen, LLC, since it was founded in 2007, during which time he has also been engaged independently as a real estate investment sponsor and investor in California, Texas and elsewhere.

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Mr. Raymond Wirta. Our board of directors has concluded that Raymond Wirta is qualified to serve as one of our directors by reason of his expertise with real estate-related investments. Mr. Wirta is a sponsor of our REIT. Together with Mr. Hofer, he indirectly owns and controls our advisor and our sponsor. Mr. Wirta is currently Chairman and the former Chief Executive Officer of CBRE (NYSE:CBG), a global real estate services firm and has been in this position since 1997. From 2009 through the present, he has been Chief Executive Officer of the Koll Company, a West Coast-based real estate investment and development company. He previously served as Chief Executive Officer for Koll Management Services and Bolsa Chica Company during time frames when both were publicly traded real estate companies. Based on these experiences, Mr. Wirta offers insights and perspective with respect to our real estate portfolio. From 2010 through the present, he has been president of Irvine Company, a privately held California based real estate development company with ownership of 115 million square feet of apartments, office, retail and resorts in California. As one of our executive officers and a principal of our advisor and our sponsor, Mr. Wirta is also able to direct our board of directors to the critical issues facing our company.

Mr. Howard Makler. Mr. Makler is our president and chief marketing officer, having joined our sponsor in 2013. He also currently serves as chief executive officer of Howie’s Game Shack, which he founded in 2005. Howie’s Game Shack operates the largest interactive centers in North America, allowing approximately 1,000 gamers to simultaneously play PCs and XBOXs competitively. From 1992 through 2005, Mr. Makler was co-founder, chairman and chief operating officer of Excess Space Retail Services, which specialized in real estate disposition and lease renegotiation for retail chains. He has served as professor at the International Council of Shopping Centers’ School of Leasing at the Wharton School of the University of Pennsylvania from 2004 through the present. In 2003, Mr. Makler received the “Rising Stars 40 under 40 Award” by Chain Store Age. He has been featured on ABC, Fox News, CNN and the Wall Street Journal. He has served on the Board of Directors for The Skyhook Foundation, a charity founded by Kareem Abdul-Jabbar, and as Vice Chair for Athletics & Entertainers for Kids.

Ms. Jean Ho. Ms. Ho is our Chief Financial Officer, having joined our sponsor in January 2016. Ms. Ho is also an adjunct professor of taxation at California State University, Fullerton's Graduate School of Accounting. From 2010 through 2015, Ms. Ho served as the Chief Operating Officer and Chief Financial Officer of Soteira Capital, LLC, a southern California-based, registered investment adviser with approximately $250 million under management that serves investment companies, pooled investment vehicles, pension and profit sharing plans, high net worth individuals, private foundations, and charitable organizations. Prior to her service at Soteira Capital, LLC, Ms. Ho served as the Chief Financial Officer of MKA Capital Advisors, LLC, a sponsor and manager of an approximately $750 million private real estate investment fund, and, prior to that, as a Director at BridgeWest, LLC, a $500 million family office. Prior to entering private practice, she was employed by KPMG, specializing in real estate, financial services, and personal financial planning. Ms. Ho has also been a member of the California State Bar since 1996 and a licensed Certified Public Accountant in California since 1992.

Mr. Vipe Desai. Our board of directors has concluded that Vipe Desai is qualified to serve as an independent director for reasons including his extensive knowledge and understanding of marketing and branding. Mr. Desai has spent the majority of his professional career in the action sports industries. From 1993 to 1998, Mr. Desai owned and operated H2O Surf and Snowboard Shop in Orange County, CA. This professional experience exposed Mr. Desai to action sports industries and provided him with valuable knowledge regarding marketing and brand awareness vis-à-vis action sports enthusiasts. In 2000 Mr. Desai founded Propaganda HQ (“PHQ”), which he continues to manage. PHQ is a youth brand consulting agency which assists its clients in developing brand strategies, event production, social media marketing and digital marketing. PHQ’s clients have included Red Bull, Monster Energy, DaimlerChrysler, Surfrider Foundation, Billabong, DaKine, Electric Eyewear, Nixon Watches, O’Neill, Reef, HBO, and Ball Park Franks. From 2009 to 2010, Mr. Desai also held senior marketing positions with Monster Energy and TransWorld Media. While at Monster Energy, Mr. Desai was responsible for sponsored athlete relations, events and brand partnerships worldwide. Mr. Desai is the founder and director project BLUE (www.betruetoblue.com), a consortium of leading surf apparel companies which produce complementary lines of premium “project BLUE” products, with a portion of the sales proceeds being directed to the Surfrider Foundation and the SIMA Environmental Fund. Mr. Desai is a current or past Board member of various charitable organizations, including project BLUE, the SIMA Humanitarian Fund, the Rob Dyrdek Foundation, the Surfrider Foundation and Life Rolls On. Mr. Desai brings a unique perspective on the “branding” of our REIT’s investment products, including web site design, public relations and marketing. He is a graduate of Point Loma Nazarene University.

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Mr. David Feinleib. Our board of directors has concluded that David Feinleib is qualified to serve as an independent director by reason of his expertise in management and data analytics. From 2011 through the present, Mr. Feinleib has served as the Managing Director of The Big Data Group and from 2013 through the present as Founder and CEO of Content Analytics, Inc. The Big Data Group provides strategy consulting to leading technology buyers and vendors to unlock the value of their data assets. Content Analytics, a leader in E-Commerce analytics, helps major brands and retailers optimize the Findability and Shopability of their products online. Mr. Feinleib’s Big Data Landscape has been viewed more than 200,000 times and is used as a reference by Intel, Dell, VMWare, and the US Government, among others. His book Big Data Bootcamp is available from Apress in the United States. Mr. Feinleib has been quoted by Business Insider and CNET, and his writing has appeared on Forbes.com and in Harvard Business Review China. From 2006 to 2011, Mr. Feinleib was a general partner at Mohr Davidow Ventures, where he led investments in Software as Service (SaaS) companies, including Infusion Software, which completed a $55M Series D round of funding led by Bain Capital Ventures, Goldman Sachs, and others in 2014. From 2001 to 2003, Mr. Feinleib co-founded Consera Software and worked as Vice President of Products, which was acquired by HP, and from 2004 to 2012, co-founded Likewise Software and served as Director, which was acquired by EMC. A lifelong entrepreneur, Mr. Feinleib taught himself how to program and joined Microsoft at age 16. Mr. Feinleib holds a BA from Cornell University and an MBA from the Graduate School of Business at Stanford University. He is an avid violinist and a four-time Ironman distance finisher.

Mr. Jonathan Platt. Our board of directors has concluded that Jonathan Platt is qualified to serve as an independent director by reason of his experience as a real estate lawyer, investor and manager. Mr. Platt has more than three years’ relevant experience in the real estate business. Mr. Platt is a principal in Kingstone Properties, founded in 2011, serving as both counsel and its chief financial officer. Kingstone Properties is a full service commercial real estate firm, specializing in investments and property management. Mr. Platt is also a partner in Platt Law Group, LLP, a real estate law firm founded in 2011. Prior to joining Kingstone Properties, Mr. Platt briefly served as a financial analyst at LSA, working on transactions including municipal securities stripping, HUD multi-family refinancings, real estate loan syndication and special situations. Mr. Platt received his J.D. from the Benjamin N. Cardozo School of Law, where he served as an editor on the Cardozo Public Law, Policy & Ethics Journal, and he is an active member of the State Bar of California (admitted 2010). He received his bachelor’s degree in finance, graduating cum laude, from Sy Syms School of Business at Yeshiva University. He is also a licensed real estate broker in California.

Mr. Jeffrey Randolph. Our board of directors has concluded that Jeffrey Randolph is qualified to serve as an independent director by reason of his extensive experience in investment management. Since 2002, Mr. Randolph has been employed as a Principal and the Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. He has a long history with Affinity, having negotiated the transaction to sell Affinity to Morgan Stanley as well as the buy back from INVESCO that occurred in 2010. Mr. Randolph was part of the decision to re-launch Affinity as an independent to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Managing Director at Morgan Stanley Investment Management and Van Kampen, Principal at Avalon Financial Group Inc., Chief Financial Officer for Bonutto-Hofer Investments and Vice President at Security Pacific National Bank. Mr. Randolph received his bachelor degree in Business Finance from California State University, Long Beach in 1978. He holds a California broker license.

Mr. John Wang. Mr. Wang is the president and founding member of Pacific Coast Realty Services, Inc., and chairman of VenQuest Hotel Group, which owns and manages a portfolio of hotels and commercial properties throughout the U. S. for the past 25 years. He has been instrumental in the formation, development and direct investment of over thirty companies since 1988. Mr. Wang is a former board member of General Bank, a Los Angeles based financial institution with over $3 billion in assets. He was actively involved in the strategic planning and growth of the bank and was instrumental in the bank’s formation of GBC Venture Capital in 1998. He was a member of the executive loan committee and community reinvestment committee. He was the principal strategist in the merger of General Bancorp with Cathay Bank in 2003. Mr. Wang is also one of the owners of our sponsor and, accordingly, is not considered to be an independent director. For the past five years, Mr. Wang has acted as a private investor.

In 2001, Mr. Wang was appointed by the former president of Taiwan to serve as a member of the Taiwan Parliament from 2001 to 2004. As member of the Senate Foreign Relations Committee, he participated and led several delegations on diplomatic and trade missions around the world for Taiwan. He is currently a member of the advisory board for the Taiwan Parliament.

Director Independence

We have four independent directors. An independent director is a person who meets the requirements set forth in our charter and who is not one of our officers or employees or an officer or employee of advisor, sponsor or their affiliates, and has not been so for the previous two years. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.

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Committees of Our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board currently has appointed a conflicts committee composed of all of our independent directors.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, the board of directors has appointed a conflicts committee of our board of directors, which is composed of all of our independent directors. Our conflicts committee operates pursuant to a conflicts committee charter, which has been adopted by the board of directors to define the committee’s responsibilities. Our conflicts committee charter authorizes our conflicts committee to act on any matter permitted under Maryland law. Our conflicts committee acts by majority vote of its members. Both our board of directors and our conflicts committee must act upon those conflict of interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. See Conflicts of Interest—Certain Conflict Resolution Measures.

Our conflicts committee charter requires that our conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, our conflicts committee may also create stock-award plans.

Members:

Mr. David Feinleib
Mr. Vipe Desai
Mr. Jonathan Platt
Mr. Jeffrey Randolph

Compensation of Directors

We will pay independent directors 500 shares of our common stock for attending each board and committee meeting. The shares to be issued to directors will be restricted securities issued in private transactions in reliance on an exemption from registration requirements of the Securities Act of 1933 under Section 4(2) thereof, and the company has not agreed to file a registration statement with respect to registration of the shares to the directors. The directors will be able to resell their shares to us pursuant to our share repurchase plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages, and requires us to indemnify our directors, officers, advisor and sponsor and their affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor, our sponsor or one of their affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, our sponsor, and their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

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•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and sponsor and their affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Advisor and Sponsor

Our advisor is Rich Uncles NNN REIT Operator, LLC, a limited liability company formed in the State of Delaware, and our sponsor is Rich Uncles, LLC, a Delaware limited liability company formed in the State of Delaware on May 5, 2006. Our principal officers and Managers are Messrs. Hofer and Makler, whose biographic information appears under Management – Executive Officers and Directors. Our advisor and sponsor are owned by a group of investors including Messrs. Hofer, Wirta, and Wang. Its address is 3080 Bristol Street, Suite 550, Costa Mesa, CA 92626. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

Our sponsor has sponsored two previous real estate investment trusts, (i) Nexregen Firewheel Real Estate Investment Trust, or Firewheel, in 2007, to invest in a limited partnership that owned a shopping center in Garland, Texas and (ii) Rich Uncles Real Estate Investment Trust I, or Rich Uncles I, organized in 2012 to invest in in single-tenant income-producing corporate properties located in California, which are leased to creditworthy tenants under long-term net leases.

Our sponsor sold $360,500 of the Firewheel trust’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. The trust converted to a limited partnership in 2008 and continues to hold its interest in the shopping center. As of March 31, 2016, Rich Uncles I has sold $54,006,630 of its common stock to the public in a California-only offering registered with the California Department of Business Oversight.

All of our administrative functions and operations are managed and performed by our advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of our advisor and our sponsor. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our Advisor. We entered into an advisory agreement with our advisor, which was unanimously approved by our board of directors, including our conflicts committee, and which appointed our advisor to manage, operate, direct and supervise our operations. In connection with advising us and managing our operations, our advisor will face conflicts of interest. See Risk Factors — Risks Related to Conflicts of Interest. Our advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our conflicts committee is responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives are being carried out.

In addition, our sponsor will sponsor investments in prospective and existing non-exchange listed public REITs and limited partnerships and will pursue other investment strategies concerning non-exchange listed public REITs and limited partnerships. Messrs. Hofer and Wirta have each been involved in real estate acquisition, financing, management, and disposition for more than 30 years. They have experienced multiple real estate cycles in their careers and have gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe the experience of Messrs. Hofer and Wirta will allow us to successfully execute our business model.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by entering into a business combination transaction with our advisor, sponsor, or their affiliates (an “Internalization Transaction”). We cannot predict whether, and on what terms, an Internalization Transaction would occur in the future. Our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that an Internalization Transaction is fair and reasonable to us.

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The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor manages our day-to-day operations and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and co-ownerships;

•	acquiring real estate investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of our real estate investments;

•	entering into leases and service contracts for our properties;

•	reviewing and analyzing our operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our real estate investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including registrar and transfer agents; and

•	performing any other services reasonably requested by us.

Additionally, we will reimburse our advisor for all of the costs incurred by our advisor or its affiliates in connection with our organization and offering subject a limit of 3.0% of gross offering proceeds. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) amounts to reimburse our advisor and its affiliates (including our sponsor) for all marketing related costs and expenses; (ii) personnel employed to respond to inquiries from prospective stockholders ; and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this Offering and marketing of our Shares. The expenses and payments subject to reimbursement by us include personnel and related direct employment or overhead costs related to existing / prospective investor relations of our advisor and its affiliates.

If (i) we request that our advisor perform services that are outside of the scope of the advisory agreement or (ii) there are changes to the regulatory environment in which we and our advisor operate that significantly increases the level of services performed by our advisor, such that the costs and expenses borne by our advisor for which it is not entitled to separate reimbursement, such services will be separately compensated at rates and in amounts as are agreed to by our Advisor and our independent trust managers.

See Compensation for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for certain expenses, including organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns acquisition fees or disposition fees, though we may reimburse our advisor for travel and communication expenses) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment. Our advisor in its sole discretion may defer any fee or reimbursement payable to it under the advisory agreement. All or any portion of such fees or reimbursements not taken may be deferred without interest and paid when our advisor determines.

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The compensation to the advisor described under the heading Subordinated Participation Fee is contingent upon payment to the stockholders of a 6.5% cumulative, non-compounded return. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from cash flow from operations and, as elected solely by our advisor and/or sponsor, from deferred reimbursements and fees owed to our advisor and/or sponsor. A deferral of any fee or reimbursement owed to our advisor or sponsor will have the effect of increasing cash flow from operations for the relevant period because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. As a result of any such deferral, we may be able to make distributions to our stockholders in an amount that would result in our stockholders receiving a 6.5% cumulative, non-compounded return at a time when, absent such deferral, we would not have enough cash flow from operations available to pay to them a 6.5% cumulative, non-compounded return.

Because payment to our stockholders of a 6.5% cumulative, non-compounded return is a condition that must be satisfied before our advisor can receive payment of the subordinated participation fee described under the heading Subordinated Participation Fee, deferral by our advisor or sponsor of any fees or reimbursements owed to them may result in the subordinated participation fee being paid to the advisor at a time when the subordinated participation fee would otherwise not be paid. It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

The advisory agreement has a one year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Additionally, either a majority of our conflicts committee or the advisor may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee if the then-NAV per share (based upon a then-commissioned independent NAV per share calculation) exceeds the NAV per share as of the end of the immediately preceding year. The termination fee would be payable in the form of our shares at NAV per share, subject to reasonable limitations on the ability of our advisor to submit these shares for share repurchase. See Compensation.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset management decisions, resides in Messrs. Hofer, Makler and Wirta. All proposed investments that exceed de minimis amounts established by our board of directors, including a majority of our conflicts committee, must be approved by at least a majority of our board of directors, including a majority our conflicts committee. Unless otherwise provided by our amended and restated articles of incorporation, the independent members of our board may approve a proposed investment without action by our full board of directors if the approving members of the independent members of our board constitute at least a majority of our total board of directors.

Security Ownership of Certain Beneficial Owners and Management

Each of Messrs. Wirta, Hofer and Makler own 66,667 shares of our common stock for which they each paid $66,667 to acquire 6666.7 shares of our common stock at $10.00 per share. Our executive officers and board members and affiliates may purchase shares of common stock at the same price and terms as other investors, but they do not presently intend to do so other than as stated above.

COMPENSATION

We have executive officers who manage our operations. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our Advisor. Our advisor and the real estate professionals employed by our advisor manage our day-to-day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision. The following table summarizes all of the compensation and fees that we pay to our advisor and its affiliates (including our sponsor), including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors, assuming the maximum offering amount of $1,000,000,000 is sold. The board of directors, including a majority of our conflicts committee, has the right to change the compensation arrangements with the advisor in the future without the consent of our stockholders.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Organization and Offering Stage
Organization and Offering Expenses (1)	We will reimburse our sponsor actual organizational and offering expenses up to 3.0% of gross offering proceeds.	$30,000,000
The actual amount will depend on the number of shares sold.
Acquisition and Operations Stage
Acquisition Fee (2)	For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of our conflicts committee) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.	$58,200,000, assuming use of our target leverage of 50%
The actual amount will depend on the number of shares sold.
Asset Management Fee (2)	We will pay our advisor and its affiliates 0.1% of the total investment value of the assets monthly. For purposes of this fee, “total investment value” means, for any period, the total of the aggregate book value of all of our assets, including assets invested, directly or indirectly, in Properties, before reserves for depreciation or bad debts or other similar non-cash reserves.	Not determinable at this time.
Financing Coordination Fee (2)	Other than with respect to any mortgage or other financing related to a Property concurrent with its acquisition, if our advisor provides services in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to Properties or the REIT, we will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.	Not determinable at this time.
Property Management Fee (2)	Our Properties are intended to be triple-net single tenant properties with limited, if any, property management responsibilities. However, if our advisor or its affiliates provides property management services for our Properties, we will pay fees equal to 1.5% of gross revenues from the Properties managed. We also will reimburse our advisor or its affiliates for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our advisor or its affiliates may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.	Not determinable at this time.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Operating Expenses (3)	We reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs (including salaries and benefits), utilities and IT costs. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees (other than reimbursement of travel, due diligence and other costs associated with potential investments, including investments that we do not purchase, and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.	Not determinable at this time.
Unless our directors make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will not reimburse our advisor and its affiliates for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the directors must within 60 days after the end of such quarter inform the stockholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause our advisor, sponsor and affiliates (as applicable) to reimburse us to the extent these limitations were exceeded. Additionally, we will not reimburse our advisor, sponsor and affiliates for personnel costs in connection with services for which any of them receives acquisition fees or disposition fees.
Independent Director Compensation	We pay each of our independent directors for attending meetings as follows: (i) 500 shares for each board meeting attended; and (ii) 500 shares for each committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.	Not determinable at this time.
Disposition Fee (2)	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property or other investment sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Subordinated Participation Fee (2)	The subordinated participation fee is an annually measured performance fee subordinated to payment to stockholders of the Preferred Return. The subordinated participation fee is only due to the advisor if the Preferred Return is achieved and is equal to the sum of:	Not determinable at this time.
(i) 40% of the product of (a) the difference of (x) the Preliminary NAV, minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number plus
(ii) 40% of the product of: (i) the Excess Return, multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.
Liquidation Stage
Disposition Fee (2)	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property or other investment sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Liquidation Fee (2)	We will pay our advisor a Liquidation Fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 40% of the increase in the resultant value per share as compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the Preferred Return, pro-rated for the year in which the liquidation event occurs.	Not determinable at this time.

(1)	Our sponsor is paying organizational and offering expenses and will be reimbursed by us from offering proceeds up to a maximum of 3% of offering proceeds received. Through May 30, 2016, our sponsor had incurred actual expenses on our behalf of $380,000.

(2)	Several of the fees we pay our advisor are a percentage of the purchase price or value of an investment, and these fees will be greater to the extent we fund acquisitions through the incurrence of debt which, along with our other liabilities, we expect to represent 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves.

(3)	Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, registration and other fees; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on increases in NAV per share, and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property.

VALUATION POLICIES

Our board of directors, including a majority of our conflicts committee, will calculate NAV annually in January as of December 31 of the prior year, beginning with the year ending December 31, 2016. The NAV calculation will reflect the total value of all of our assets minus the total value of all our liabilities. Prior to year-end 2016 and annually thereafter, our board of directors will retain a nationally or regionally recognized independent valuation firm. The valuation firm will be provided with access to all of the information in our possession about our commercial real estate investments and other financial information that it may deem relevant to the discharge of its responsibilities. The compensation we pay to the valuation firm will not be based on the estimated values of our assets and our liabilities. Our valuation firm will not be affiliated with us, or with our advisor or its affiliates. The valuation firm will discharge its responsibilities under the oversight of our board of directors and in accordance with valuation guidelines to be adopted by our board of directors prior to the engagement of the valuation firm. Our board of directors may change the valuation firm at any time by majority vote (including a majority vote of our conflicts committee).

Our board of directors, including a majority of our conflicts committee, will adopt valuation guidelines to be used by our valuation firm in connection with estimating the values of our real estate assets and liabilities. These valuations will be one of several components to be used by our valuation firm in its calculation of our NAV per share. Our valuation firm will periodically review our valuation guidelines and methodologies with our advisor and our board of directors. Any changes to our valuation guidelines will require the approval of our board of directors, including a majority of our conflicts committee. We will publicly announce any changes to the identity or role of the valuation firm or material changes to our valuation guidelines in reports we file with the SEC and/or via our website.

In conducting its investigation and analyses, our valuation firm will take into account such accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information provided by us to the valuation firm. In connection with its review, while the valuation firm may review the information supplied or otherwise made available to it by us for reasonableness, the valuation firm will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial information and data to be provided to or otherwise to be reviewed by or discussed with our valuation firm, our valuation firm will assume that such information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our valuation firm promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.

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Our valuation firm will be expected to make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and certain factual matters. For example, the valuation firm may be expected to assume that we have clear and marketable title to each commercial real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shaper are pending or being considered. Any such valuations will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect the valuation firm’s analysis and conclusions.

Valuation

Valuation of Commercial Real Estate Properties

Wholly Owned Commercial Real Estate Properties. Upon acquisition and for the balance of the calendar year of purchase, each of our properties will be initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs). We will amortize acquisition costs and expenses over a five year period.

Beginning with the calendar year following the year in which we acquire a property, our valuation firm will annually value each of our wholly owned real estate properties held, directly or indirectly, by our Operating Partnership. The valuation firm will collect all reasonably available material information that it deems relevant, including information about the properties from our advisor, the valuation firm’s own sources, market information from public sources, and, when deemed necessary by our valuation firm, a physical inspection. The valuation firm will also review trends in capitalization rates, discount rates, interest rates, leasing rates, as well as a variety of macro- and micro-economic factors.

Based on available information, the valuation firm will estimate the value of that property. The valuation firm will consider, as appropriate, valuation methodologies, opinions and judgments, to the extent consistent with our valuation guidelines as adopted by our board of directors, and with the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

We will calculate our Net Asset Value (NAV) per share annually in January as of December 31 of the prior year, beginning with the year ending December 31, 2016. The NAV calculation will reflect the total value of all our assets minus the total value of all our liabilities. Our commercial real estate properties and real estate assets will constitute a significant component of our total assets.

Upon purchase, and for the balance of the calendar year of purchase, each real estate asset is initially carried at its purchase price, plus related acquisition costs. Commencing the first year after the year of purchase and then on an annual basis thereafter, our board of directors, with the assistance of our independent valuation firm, will value each of our commercial real estate properties and real estate assets. Significant changes in the value of our real estate properties and real estate assets may have a material impact on NAV during the course of a year before such impact is reflected in the next annual NAV calculation.

Between annual valuations, our advisor will monitor our real estate investments to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values that were used in calculating our most recent NAV. If an event occurs that is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets or related real estate liabilities, we will determine valuation adjustments that will then be incorporated into our NAV. In making such adjustments, we may rely on the assistance of our independent valuation firm and may obtain an appraisal of the subject assets.

For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. We will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. Any such adjustment will be made by the board of directors, including a majority of our conflicts committee.

Any change in NAV will be reported by us on a Form 8-K, and we will file a prospectus supplement including the updated NAV. We will also report our most recently calculated NAV on each of our quarterly reports on Form 10-Q and annual reports on Form 10-K.

Commercial Real Estate Properties Held Through Joint Ventures. The estimated values of real estate properties held by joint ventures that we invest in will be determined by our valuation firm on the same basis as wholly-owned commercial real estate properties. Once the valuation firm has estimated the value of a joint venture real estate property, the value of our interest in the joint venture will be calculated by applying a percentage based on the distribution provisions of the applicable joint venture agreements to the value of the underlying real estate property held by the joint venture. Newly acquired properties held in a joint venture will be initially carried at cost and subsequently valued in the manner, and at the times, described above for wholly owned properties.

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Valuation of Liquid Investment Portfolio

Liquid non-real estate-related assets include cash and cash equivalents and other investments designed to limit our exposure to market volatility, illiquidity, interest rate or other risks. Liquid non-real estate-related assets will be valued as of the last business day of each year based on information provided by third party pricing services.

Valuation of Our Commercial Real Estate Related Liabilities

Our valuation firm will estimate the values of our commercial real estate-related liabilities, such as loans where we are the borrower, by using industry accepted methodologies specific to each type of liability. Typically, mortgage loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms. This comparison would generally involve the present value of the remaining contractual payments and maturity amount at a market based interest rate. The market interest rate would reflect the risks associated with the loan, such as loan-to-value ratio, remaining loan term, the quality of the underlying collateral or other security, and credit risk, among other factors. Various sources could be used to estimate market terms for a specific loan, including published materials and market information gathered by other valuation experts.

Commercial real estate-related liabilities, such as loans, will initially be carried at cost (loan proceeds less all related costs and expenses, such as legal fees and closing costs) until the loan has been outstanding for one full calendar year following the year we enter into the loan. Thereafter, the valuation firm will estimate the value of these liabilities each year, and we will amortize the related loan costs over the remaining loan term. We will allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

Calculation of Our NAV Per Share

Our directors, including a majority of our conflicts committee, will use a process to calculate our annual NAV that reflects (1) annually estimated values of each of our commercial real estate assets and related liabilities, as they may be updated upon certain material events described above, (2) the price of liquid assets as of the last business day of each year, (3) accrued stockholder distributions, and (4) estimated accruals, on a net basis, of our operating revenues, expenses, debt service costs and fees.

Our valuation firm will report to the directors on the value of our commercial real estate assets and liabilities as of the last business day of the calendar year by beginning with the most recent estimated market values of our Operating Partnership’s commercial real estate assets and related liabilities in accordance with valuation guidelines approved by our board of directors. Our valuation firm will then subtract from the net value of the Operating Partnership’s real estate and liabilities any other partnership liabilities, including the advisor’s estimates of accrued fees and expenses attributable to the offering, accrued operating fees and expenses and accrued distributions.

The estimates of the values of our real estate and real estate related assets and liabilities will be reviewed by our advisor for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions. Our valuation firm may consider any comments received from the advisor to its individual appraisal reports, but the final estimated values of our commercial real estate assets and related liabilities shall be determined by our directors, including a majority of our conflicts committee.

After our directors have received the valuation firm’s report, they have discretion to adjust the estimated value of either the assets or the liabilities associated with those assets based on their independent judgment of property values or economic conditions of individual properties, local conditions or general economic conditions. We expect that such adjustments will be infrequent, consistent with industry custom and practice, and only made to reflect events with respect to an asset or liability that our directors believe would have a material impact on the most recent estimated values and that have occurred between the time of the most recent valuation performed by our valuation firm and our calculation of NAV. These adjustments generally would occur under the same circumstances that would cause us to adjust our NAV between our regularly scheduled annual calculations of NAV, as described in Valuation of Commercial Real Estate Properties, above. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. The board will determine the appropriate adjustment to be made to the estimated value of the property based on all currently available information and on reasonable assumptions and judgments that may or may not prove to be correct. Any such adjustment will be made by the board of directors, including a majority of our conflicts committee.

Our directors will then add any other assets held by the REIT, which should be limited to cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT to the extent such liabilities are not reimbursable by the Operating Partnership, which should be limited to accrued fees and reimbursements due to our advisor and sponsor, including any fees and expenses for which the advisor or sponsor have elected deferred payment, accrued distributions and certain legal, accounting and administrative costs. We refer to the result of this calculation as the “Preliminary NAV”, which will determine whether any subordinated participation fee is due to the advisor and, if so, the amount of the subordinated participation fee. If a subordinated participation fee is due to the advisor, it will be deducted from the prior calculation and the result will be our NAV as of the end of the calendar year.

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Our NAV per share will be determined by dividing our NAV at the end of each calendar year by the number of shares of our common stock outstanding as of the end of the last day of our calendar year, prior to giving effect to any share purchases or redemptions to be effected by the third business day of the subsequent year. We will disclose on an annual basis in a prospectus supplement filed with the SEC, the primary components of our NAV.

We will use the NAV per share for several purposes, including:

•	Determining the price per share at which we will sell shares to investors;

•	Determining the price per share at which the repurchase program may repurchase shares; and

•	Determining the price per share at which distributions are reinvested pursuant to our distribution reinvestment plan.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments, or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate assets and, as with any real estate valuation protocol, the conclusions reached by our independent valuation firm will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate investments. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Between valuations, our advisor will monitor our real estate investments and may recommend revisions to NAV to our directors as described in Valuation of Commercial Real Estate Properties. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the determination by our directors, including a majority of our independent director, that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

Calculation of Subordinated Participation Fee

As described in Compensation, above, the advisor is entitled to receive a subordinated participation fee in each year in which the Preferred Return is achieved, and is equal to:

(i)	40% of the product of (a) the difference of (x) the Preliminary NAV, minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, plus

(ii)	40% of the product of: (i) the Excess Return, multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

The subordinated participation fee is paid annually, if it is due, with the initial Highest Prior NAV per share being set at the $10.00 per share offering price in this offer. The subordinated participation fee will be paid by January 31 of the subsequent year and will be paid in the form of our shares at a price equal to the NAV per share as of December 31 of the prior year (i.e., after deduction of the subordinated participation fee from Preliminary NAV). Accordingly, the advisor is eligible to receive the first payment of the subordinated participation fee in January 2017, if the conditions precedent for payment of the fee are satisfied.

The advisor and the sponsor, at their sole election, may defer reimbursements and fees otherwise due to them. A deferral of any fees or reimbursements owed to the advisor or sponsor may increase the cash available to make distributions to our stockholders. Because payment of the Preferred Return is a condition that must be satisfied before the advisor can receive the subordinated participation fee, deferral by the advisor or sponsor of any fees or reimbursements owed to them may result in the subordinated participation fee being paid to the advisor at a time when the subordinated participation would otherwise not be paid, if the deferral results in us having enough cash available to pay the Preferred Return. However, deferral of such fees or reimbursements will also create a corresponding liability for the deferred payments which will reduce NAV for the period.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Rich Uncles-sponsored Programs and Rich Uncles-advised Investors

General

All of our executive officers, our affiliated directors and other key real estate professionals at our advisor are also: officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our sponsor and our advisor and/or other Rich Uncles-affiliated investment advisors of other Rich Uncles-sponsored programs or are the advisors of Rich Uncles-advised investors; and executive officers, affiliated directors and/or key professionals of Rich Uncles I, which is also a public non-traded REITs advised by Rich Uncles. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to Rich Uncles-advised investors. These individuals have legal and financial obligations with respect to those Rich Uncles-sponsored programs and Rich Uncles-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other Rich Uncles-sponsored programs, serve as the investment advisor to other Rich Uncles-advised investors and acquire for their own account real estate investments that may be suitable for us. All of these Rich Uncles-sponsored programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the Rich Uncles-advised investors.

Allocation of Investment Opportunities

We rely on our advisor and the real estate professionals of our advisor to identify suitable investments. Rich Uncles I is also advised by our sponsor and relies on many of these same professionals. As such, other Rich Uncles-sponsored programs and Rich Uncles-advised investors that are seeking investment opportunities as of the date of this prospectus all rely on many of the same professionals, as will future Rich Uncles-sponsored programs and Rich Uncles-advised investors. Many investment opportunities that are suitable for us may also be suitable for other Rich Uncles-sponsored programs and Rich Uncles-advised investors.

Our acquisition stage will overlap to some extent with Rich Uncles I and possibly future Rich Uncles-sponsored programs and Rich Uncles-advised investors.

When the Rich Uncles real estate professionals direct an investment opportunity to any Rich Uncles-sponsored program or Rich Uncles-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these Rich Uncles real estate professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. See Conflicts of Interests – Certain Conflict Resolution Measures.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Rich Uncles-sponsored programs, Rich Uncles-advised investors or Rich Uncles-affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Rich Uncles-sponsored program, Rich Uncles-advised investor or Rich Uncles-affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Rich Uncles-sponsored program, Rich Uncles-advised investor or Rich Uncles-affiliated entity were to attempt to sell similar properties at the same time. See Risk Factors—Risks Related to Conflicts of Interest. Conflicts of interest may also exist at such time as we or Rich Uncles seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other Rich Uncles-sponsored programs, Rich Uncles-advised investors and Rich Uncles-affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Rich Uncles-sponsored programs, Rich Uncles-advised investors and Rich Uncles-affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Rich Uncles-sponsored programs, Rich Uncles-advised investors and Rich Uncles-affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

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Allocation of Our Affiliates’ Time

We rely on our advisor and the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Wirta and Hofer, for the day-to-day operation of our business. Rich Uncles I is also advised by our sponsor and relies on our sponsor and many of the same real estate, management and accounting professionals, as will future Rich Uncles-sponsored programs and Rich Uncles-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of all of the other Rich Uncles-sponsored programs. Mr. Hofer is also an executive officer of Rich Uncles I. As a result of their interests in other Rich Uncles-sponsored programs, their obligations to Rich Uncles-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Wirta and Hofer face conflicts of interest in allocating their time among us, our advisor, our sponsor, other Rich Uncles-sponsored programs, Rich Uncles-advised investors and other business activities in which they are involved. In addition, our advisor and its affiliates share many of the same key real estate, management and accounting professionals. Our executive officers and the key real estate, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us.

Our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Rich Uncles-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.

Receipt of Fees and Other Compensation by our Advisor, our Sponsor and their Affiliates

Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and affiliated directors, and the key real estate, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of equity by us, which will may result in increased acquisition fees and asset management fees;

•	sales of real estate investments, which entitle our advisor to disposition fees;

•	acquisitions of real estate investments, which entitle our advisor to acquisition fees based on the cost of the investment and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other Rich Uncles-sponsored programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor; and

•	whether and when we seek to list our shares of common stock on a national securities exchange, which listing may make it more likely for us to become self-managed or internalize our management.

Our Board of Directors’ Loyalties to Rich Uncles I and Possibly to Future Rich Uncles-Sponsored Programs

Most of our directors are also directors of Rich Uncles I. The loyalties of our directors serving on the boards of directors of Rich Uncles I, or possibly on the board of directors of future Rich Uncles-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other Rich Uncles-sponsored programs, such as the following:

•	Our conflicts committee must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other Rich Uncles-sponsored programs or if our advisor is giving preferential treatment to other Rich Uncles-sponsored programs in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	We could enter into transactions with other Rich Uncles-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other Rich Uncles-sponsored programs might entitle our advisor’s affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller, in addition to acquisition and other fees that we might pay to our advisor in connection with such transaction. Similarly, property sales to other Rich Uncles-sponsored programs might entitle our advisor’s affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board or our conflicts committee regarding the terms of those transactions may be influenced by our board’s or our conflicts committee members’ loyalties to such other Rich Uncles-sponsored programs.

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•	A decision of our board or our conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Rich Uncles-sponsored programs.

•	A decision of our board or our conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Rich Uncles-sponsored programs.

•	A decision of our board or our conflicts committee regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other Rich Uncles-sponsored programs, depending on the price at which our shares trade.

Because most of our conflicts committee are also independent directors of Rich Uncles I, they receive compensation for service on the boards of Rich Uncles I. Like us, Rich Uncles I pays each independent director meeting fees. In addition, and like us, Rich Uncles I reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated directors and our key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	our advisor and our sponsor; and

•	other Rich Uncles-sponsored programs.

Through Rich Uncles-affiliated entities, some of these persons also serve as the investment advisors to Rich Uncles-advised investors. As a result, they owe fiduciary duties to each of these Rich Uncles-sponsored programs, their stockholders, members and limited partners and the Rich Uncles-advised investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Certain Conflict Resolution Measures

Responsibilities of Our Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, the board of directors has delegated certain responsibilities to our conflicts committee acting by majority vote. An independent director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Most of our independent directors serve as independent directors of Rich Uncles I.

Both our board of directors and our conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. Among the matters we expect to require approval of a majority of our conflicts committee are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed; and

•	whether and when we seek to sell the company or substantially all of its assets.

All proposed investments exceeding a de minimis amount established by our board of directors, including a majority of our conflicts committee, must be approved by at least a majority of our board of directors, including a majority of our conflicts committee. Unless otherwise provided by our charter, our conflicts committee may approve a proposed investment without action by the full board of directors if the approving conflicts committee constitute at least a majority of our board of directors.

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Charter Provisions Relating to Conflicts of Interest

Our charter contains restrictions relating to conflicts of interest, including the following:

Advisor Compensation. Our conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our conflicts committee also supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor or its affiliates a disposition fee or commission in connection with the sale of an asset if: (i) our advisor or its affiliates provide a substantial amount of the services in the effort to sell the asset; (ii) the fee does not exceed 3% of the sales price of the asset; and (iii) if in connection with a disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the commission paid to our advisor or its affiliates does not exceed 6% when combined with the commissions paid to such unaffiliated third parties. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor or its affiliates a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

If we ever decided to become self-managed by acquiring our advisor and/or entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the Internalization Transaction (as defined) conclude that such Internalization Transaction is fair and reasonable to us.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property. This limit may only be exceeded if a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits acquisition fees and acquisition expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 3% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of our conflicts committee.

Term of Advisory Agreement. Our conflicts committee or our advisor may terminate our advisory agreement with our advisor with or without cause or penalty on 60 days’ written notice. In such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee if (based upon an independent NAV per share calculation) it would have been entitled to a Liquidation Fee had the portfolio been liquidated on the termination date, if our conflicts committee does not terminate the agreement for cause. See Compensation – Liquidation Stage – Liquidation Fee.

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Our Acquisitions. We will not purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) our conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors, or the approval of a majority of our conflicts committee. In cases in which a majority of our conflicts committee so determines, and in all cases in which real property is acquired from our advisor, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our conflicts committee not otherwise interested in the transaction.

Other Transactions Involving Affiliates. A majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transactions must conclude that all other transactions, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our conflicts committee have determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based upon increases in NAV per share; and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property (other than disposition fees on the sale of assets other than real property), including the costs of insurance premiums, legal services, maintenance, repair and improvement of property.

Repurchase of Our Shares. Our charter provides that we may not repurchase shares of our common stock if such repurchase would materially impair our capital or operations as determined by our board of directors. In addition, our charter prohibits us from paying a fee to our advisor, our directors or officers, or any of their affiliates in connection with our repurchase of our common stock.

Loans to Affiliates. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

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•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a common stockholder, our advisor and our directors and officers and their affiliates must agree to abstain from voting their shares of common stock in any vote regarding (i) the removal of any of them or their affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and a majority of our conflicts committee reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Internalization Fee

If we ever decided to become self-managed by acquiring our advisor and/or entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that such Internalization Transaction is fair and reasonable to us and any fees or other compensation due by virtue of the Internalization Transaction to our advisor and/or affiliated entities are also fair and reasonable to us.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other Rich Uncles-sponsored programs, as well as for the Rich Uncles-advised investors for whom our advisor, our sponsor and their affiliates serve as investment advisors. Our sponsor is the advisor to Rich Uncles I. When our advisor’s real estate professionals direct an investment opportunity to any Rich Uncles-sponsored program or Rich Uncles-advised investor, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the real estate professionals will consider when determining the Rich Uncles-sponsored program or Rich Uncles-advised investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•	the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate professionals, to be more appropriate for another Rich Uncles-sponsored program or a Rich Uncles-advised investor, they may offer the investment to such Rich Uncles-sponsored program or Rich Uncles-advised investor.

Our advisory agreement with our advisor requires that our advisor inform our conflicts committee each quarter of the investments that have been purchased by other Rich Uncles-sponsored programs and Rich Uncles-advised investors for whom our advisor or one of its affiliates serves as an investment advisor so that our conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Rich Uncles-sponsored programs and Rich Uncles-advised investors are important factors in our conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. Our conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Rich Uncles-sponsored programs or Rich Uncles-advised investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

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EXISTING PROPERTIES AND INVESTMENTS

As of the date of this Prospectus, we own the following properties and investments:

Accredo Health Group, Orlando, FL—On June 15, 2016, we acquired the Accredo Health Group property from an unaffiliated company. We have no material relationship with the seller or its affiliates, other than in respect of the parties’ purchase and sale of the property. The property is a single tenant office building with approximately 63,000 square feet, located in Orlando, FL, which was purchased for an aggregate purchase price of $11.2 million, exclusive of closing costs. The property is 100% leased.

Walgreens – Stockbridge, GA—On June 21, 2016, we acquired the Walgreens property (the “Property”) from an unaffiliated company. We maintain no material relationship with the seller or its affiliates, other than in respect of the parties’ purchase and sale of the property. The property is a single tenant retail building, constituting approximately 15,120 square feet, located in Stockbridge, GA, which was purchased for an aggregate purchase price of $5.0 million, exclusive of closing costs. The Property is 100% leased.

The purchase of these properties was funded with proceeds from a $12.0 million unsecured revolving credit facility with Pacific Mercantile Bank and is secured by permanent mortgage financing. In connection with the acquisition, we paid our advisor, acquisition fees and expenses totaling approximately $490,000.

Property	Major Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)	Effective Annual Base Rent per Square Foot (3)	Lease Term (3)

Accredo Health Group Orlando, FL	Accredo Health Group	63,000	100%	1-5	$872,550	$13.85	6/15/2016 to 6/14/2021

Walgreens Stockbridge, GA	Walgreens Co.	15,120	100%	6-5	$360,000	$23.81	6/21/2016 to 2/28/2021

(2)	Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(3)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

In evaluating these properties as a potential acquisition, including the determination of an appropriate purchase price to be paid for the properties, we considered a variety of factors, including the condition and financial performance of the properties, the terms of the existing leases and the creditworthiness of the tenants, property location, visibility and access, age of the properties, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income and neighborhood growth patterns and economic conditions. We do not currently have plans to incur any significant costs to renovate, improve or develop the properties, and we believe that the properties are adequately insured.

Rich Uncles Real Estate Investment Trust I Investment—On June 24, 2016 we purchased 200,000 share of common stock of Rich Uncles Real Estate Investment Trust I Investment, a California business trust for $2,000,000. The trust is an affiliate of ours and we share the same advisor, sponsor, and officers and directors. As of the date of this prospectus, we own a 3% interest in the trust which owned each of the following properties as of March 31, 2016:

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Property & Location	Rentable Square Feet	Year Acquired	Property Type	Purchase Price ($ thousands)	Mortgage Financing ($ thousands)	Cash Investment ($ thousands)	Acquisition Fee ($ thousands)
Chase Bank Office & Great Clips, Antioch, California	7,008	2014	Retail	$3,799	$2,000	$1,811	$0
Occupancy Rate: 100%
Chevron, San Jose, CA	1,060	2015	Service Station	$2,753	$0	$2,720	$0
Occupancy Rate: 100%
Chevron, Rancho Cordova, CA	1,342	2015	Service Station	$2,581	$0	$2,567	$0
Occupancy Rate: 100%
Levins, Sacramento, CA	76,000	2015	Auto Supply	$3,774	$2,250	$3,769	$0
Occupancy Rate: 100%
Chevron, Roseville, CA	3,300	2015	Service Station	$2,815	$0	$2,804	$0
Occupancy Rate: 100%
Island Pacific Supermarket, Elk Grove, CA	13,963	2015	Super-market	$3,733	$2,046	$3,680	$0
Occupancy Rate: 100%
Dollar General, Bakersfield, CA	18,827	2015	Retail	$4,525	$2,517	$1,977	$92
Occupancy Rate: 100%
Rite Aid, Lake Elsinore, CA	17,272	2015	Pharmacy	$7,928	$3,953	$3,463	$40
Occupancy Rate: 100%
PMI Preclinical, San Carlos, CA	20,800	2015	Medical Testing	$8,947	$4,460	$8,875	$45
Occupancy Rate: 100%
Eco Thrift Sacramento, CA	38,500	2016	Retail	$4,750	$0	$4,864	$95
Occupancy Rate: 100%
General Services Administration Vacaville, CA	11,014	2016	Office	$3,175	$0	$3,193	$63
Occupancy Rate: 100%
PreK Education Center San Antonio, TX	50,150	2016	Retail	$10,850	$0	$10,687	$109
Occupancy Rate: 100%
Dollar Tree Morrow, GA	10,904	2016	Retail	$1,455	$0	$1,444	$15
Occupancy Rate: 100%

Lease Expirations

Year	2016	2017	2018	2019	2020	2021	2022	2023
Number of Leases	0	1	0	0	1	1	0	2
Square Footage	0	5,660	0	0	0	50,150	0	77,348
Annual Rent	$0	$251,032	$0	$0	$13,920	$817,478	$0	$296,832
% of Total Annual Rent	0%	6%	0%	0%	0%	20%	0%	7%

Year	2024	2025	Thereafter	Total
Number of Leases	0	6	4	15
Square Footage	0	52,055	85,649	270,862
Annual Rent	0	$1,404,839	$1,357,458	$4.141.559
% of Total Annual Rent	0%	34%	33%	100%

INVESTMENT OBJECTIVES AND CRITERIA

Overview

We expect to use substantially all of the net proceeds from this offering to acquire and manage a portfolio of real estate investments. We intend to invest primarily in single tenant income-producing corporate properties which are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net leased properties, we plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our stockholders. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant properties, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investment by timing the sale of the Properties to maximize asset value. We may return all or a portion of your capital contribution in connection with the sale of the REIT or the Properties. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your Shares. Though we intend to make monthly distributions to our stockholders from cash flow from our operations, we may be unable or limited in our ability to make distributions to you.

While initial purchases of Properties will be funded with funds received from the sale of Shares, we anticipate incurring mortgage debt (not to exceed 50% of total value of all of our Properties) against pools of individual Properties, and pledging such Properties as security for that debt to obtain funds to acquire additional Properties.

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Investment Strategy

We will seek to acquire a portfolio consisting primarily of single tenant net leased properties throughout the United States diversified by corporate credit, physical geography, product type, and lease duration. Although we have no current intention to do so, we may also invest a portion of the net proceeds in single tenant net leased properties outside the United States. We intend to acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	where construction is substantially complete to reduce risks associated with construction of new buildings;

•	leased on a “net” basis, where the tenant is responsible for the payment, and fluctuations in costs, of real estate and other taxes, insurance, utilities, and property maintenance;

•	located in primary, secondary and certain select tertiary markets;

•	leased to tenants, at the time we acquire them, with strong financial statements, including investment grade credit quality; and

•	subject to long-term leases with defined rental rate increases.

We will seek to provide stockholders the following benefits:See

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring single tenant net leased properties;

•	stable cash flow backed by a portfolio of single tenant net leased real estate assets;

•	minimal exposure to operating and maintenance expense increases via the net lease structure where the tenant assumes responsibility for these costs;

•	contractual rental rate increases enabling higher potential distributions and a hedge against inflation;

•	insulation from short-term economic cycles resulting from the long-term nature of the tenant leases;

•	enhanced stability resulting from strong credit characteristics of most of the tenants; and

•	portfolio stability promoted through geographic and product type investment diversification.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. See Risk Factors — Risks Related to Investments in Single Tenant Real Estate.

General Acquisition and Investment Policies

We will seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Our advisor has substantial discretion with respect to the selection of specific properties. However, acquisition parameters will be established by our board of directors and potential acquisitions outside of these parameters will require approval by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	lease terms, including length of lease term, scope of landlord responsibilities if any under the net lease context, and frequency of contractual rental increases;

•	projected demand in the area;

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•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital reserves required to maintain the property;

•	the potential for the construction of new properties in the area;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds of this offering. We expect to acquire properties valued at from $2 million to $10 million in the early years of our operations, in order to achieve diversity in our lease portfolio.

Creditworthiness of Tenants

In the course of making a real estate investment decision, we assess the creditworthiness of the tenant which leases the property we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default. Tenant creditworthiness analysis is just one element of due diligence which we intend to perform when considering a property purchase; and the weight we intend to ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.

Some of the properties we intend to acquire will be leased to public companies. Many public companies have their creditworthiness analyzed by bond rating firms such as Standard & Poor’s and Moody’s. These firms issue credit rating reports which segregate public companies into what are commonly called “investment grade” companies and “non-investment grade” companies. We expect that our portfolio of properties will contain a mix of properties that are leased to investment grade public companies, non-investment grade public companies, and non-public companies (or individuals).

The creditworthiness of investment grade public companies is generally regarded as very high. As to prospective property acquisitions leased to other than investment grade tenants, we intend to analyze publicly available information and/or information regarding tenant creditworthiness provided by the sellers of such properties and then make a determination in each instance as to whether we believe the subject tenant has the financial fortitude to honor its lease obligations.

We do not intend to systematically analyze tenant creditworthiness on an ongoing basis, post-acquisition. Many leases will limit our ability as landlord to demand on recurring bases non-public tenant financial information. It will be our policy and practice, however, to monitor public announcements regarding our tenants, as applicable, and tenant payment histories.

Description of Leases

We expect, in most instances, to acquire single tenant properties with existing net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Most of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the landlord to be responsible for structural and capital elements of the leased property. We anticipate that most of our acquisitions will have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. We may elect to obtain, to the extent commercially available, contingent liability and property insurance, flood insurance, environmental contamination insurance, as well as loss of rent insurance that covers one or more years of annual rent in the event of a rental loss. However, the coverage and amounts of our insurance policies may not be sufficient to cover our entire risk.

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Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance.

Our Borrowing Strategy and Policies

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 50% leverage in connection with our acquisition strategy. Our charter limits our borrowing to 50% of our net assets (equivalent to 50% of the cost of our assets) unless any excess borrowing is approved by a majority of our conflicts committee and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. When calculating our use of leverage, we will not include temporary, unsecured borrowing for property acquisitions under a revolving credit facility (or similar agreement).

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in entities that own and operate real estate.

We will make acquisitions of our real estate investments directly through our Operating Partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See Risk Factors — General Risks Related to Investments in Real Estate and The Operating Partnership Agreement.

Real Property Investments

Our advisor will be continually evaluating various potential property investments and engaging in discussions and negotiations with sellers regarding the purchase of properties for us and other programs sponsored by our sponsor. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending material acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. The disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. We expect to possess what we believe will be adequate insurance coverage for all properties in which we invest. Most of our leases will require that our tenants procure insurance for both commercial general liability and property damage. In such instances, the policy will list us an additional insured. However, lease terms may provide that tenants are not required to, and we may decide not to, obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. See Risk Factors – General Risks Related to Investments in Real Estate.

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Conditions to Closing Acquisitions

Our advisor performs a diligence review on each property that we purchase. As part of this review, our advisor in most if not all cases obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant leases and estoppel certificates;

•	tenant financial statements and information, as permitted;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Co-Ownership Investments

We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures, some of which may be entered into with affiliates of our advisor. See Conflicts of Interest. Among other reasons, we may want to acquire properties through a co-ownership structure with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to recommend a particular co-ownership structure, our advisor will evaluate the subject real property under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investments by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors, including a majority of our conflicts committee, we will attempt to obtain a right of first refusal or option to buy the property held by the co-ownership structure and allow such co-owners to exchange their interest for our Operating Partnership’s units or to sell their interest to us in its entirety. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See Conflicts of Interest.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See Risk Factors — General Risks Related to Investments in Real Estate.

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Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk. See Risk Factors — General Risks Related to Investments in Real Estate.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. All transactions between us and our advisor and its affiliates must be approved by a majority of our conflicts committee.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We will not:

•	Invest in commodities or commodity future contracts;

•	Invest more than 10% of total assets in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property;

•	Invest in indebtedness (“junior debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“senior debt”), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our the books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all investments in our junior debt which does not meet the aforementioned requirements would be limited to 10% of our tangible assets (which would be included within the 25% limitation);

•	Invest in contracts for the sale of real estate;

•	Engage in any short sale, or borrow, on an unsecured basis unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•	Engage in trading, as compared with investment activities;

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•	Acquire securities in any entity holding investments or engaging in activities prohibited by this section; or

•	Engage in underwriting or the agency distribution of securities issued by others.

Affiliate Transaction Policy

Our conflicts committee will review and approve all matters the board believes may involve a conflict of interest. A majority of our conflicts committee will approve all transactions between us and our advisor and its affiliates. See Conflicts of Interest – Certain Conflict Resolution Measures.

We will not acquire any properties in which our sponsor, or its executive officers, owns an economic interest unless approved by our conflicts committee.

Investment Company Act and Certain Other Policies

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we intend to own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we are a holding company and do not intend to invest or trade in securities ourselves. Rather, we are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that we will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that we will invest at least 90% of our assets in qualifying assets, and approximately an additional 10% of our assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an investment company. See Risk Factors — Risks Related to Our Corporate Structure. In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

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Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our share repurchase program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

We were incorporated under the Maryland General Corporation Law on May 14, 2015. We expect to use substantially all of the net proceeds from this offering along with the proceeds from debt financing to acquire and manage a portfolio of real estate investments. We intend to invest primarily in single tenant income-producing corporate properties which are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net leased properties, we plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our stockholders and the potential for long-term capital appreciation in the value of our properties.

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in entities that own and operate real estate. We will make acquisitions of our real estate investments directly through our Operating Partnership or indirectly through limited liability companies or limited partnerships, including through other REITS, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons.

We have not entered into any arrangements to acquire any specific assets with the net proceeds from this offering. The number and type of real estate assets we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. Consequently, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, which may have a material adverse effect on our ability to pay distributions.

Our Advisor conducts our operations and will manage our portfolio of real estate and real estate-related investments. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our Advisor. Our Advisor will provide advisory services and necessary administrative functions for the management of our REIT, including but not limited to regulatory compliance. Additionally, our Advisor will oversee the acquisition and management of our portfolio of real estate investments, all subject to the supervision of our board of directors.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly-owned subsidiary, Rich Uncles NNN LP, LLC; however, we will be deemed to have made capital contributions to the Operating Partnership in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the costs associated with this offering.

Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the Operating Partnership in exchange for partnership interests in the Operating Partnership without recognizing gain for tax purposes.

We intend to present our financial statements and Operating Partnership income, expenses and depreciation on a consolidated basis within our Operating Partnership. All items of income, gain, deduction (including depreciation), loss and credit flow through the Operating Partnership to us as all subsidiary entities are disregarded for federal tax purposes. These tax items do not generally flow through us to our stockholders. Rather, our net income and net capital gain effectively flow through us to our stockholders as and when we pay distributions.

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We intend to make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the taxable year ending December 31, 2016. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, we will be subject to federal income tax on our taxable income at regular corporate rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income. We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the taxable year ending December 31, 2016, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine periodically that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Taxation of Rich Uncles NNN REIT— Income Tests, — Assets Tests” and “— Annual Distribution Requirements” are satisfied.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either our capital resources or the revenues or income to be derived from acquiring commercial real estate properties and other real estate related investments, other than those referred to elsewhere in this prospectus.

Liquidity and Capital Resources

Our principal demands for funds will be to purchase real estate properties and make other real estate investments, for the payment of operating expenses and distributions, and for the payment of principal and interest on any indebtedness we incur.

Our cash needs for the purchase of real estate properties and other real estate investments will be funded primarily from the sale of our shares, including those offered for sale through our distribution reinvestment plan, and from debt proceeds.

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing and other liabilities, including our pro rata share of the debt financing of entities in which we invest, will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves and without taking into account borrowings relating to the initial acquisition of properties that are outstanding under a revolving credit facility or similar agreement). Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets. We intend to limit our leverage to 50% of the cost of acquiring our tangible assets (before deducting depreciation or other non-cash reserves and without taking into account borrowings relating to the initial acquisition of properties that are outstanding under a revolving credit facility or similar agreement). This is an overall target. Our borrowings on one or more individual properties may exceed 50% of their individual cost, so long as our overall leverage does not exceed 50%. Our charter limits our borrowing to 50% of our net assets (equivalent to 50% of the cost of our assets) unless any excess borrowing is approved by a majority of our conflicts committee and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. When calculating our use of leverage, we will not include borrowings relating to the initial acquisition of properties and that are outstanding under a revolving credit facility (or similar agreement). There is no limitation on the amount we may borrow for the purchase of any single asset.

We may borrow amounts from our Advisor or Sponsor if such loan is approved by a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances. Any such loan will be included in determining whether we have complied with the borrowing limit in our charter. Neither our Advisor nor our Sponsor has any obligation to make any loans to us.

Debt financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs.

Generally, we expect to meet operating cash needs and make distributions from our cash flows from operating activities.

There may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in our ability to generate income to pay operating expenses or make distributions to our stockholders from operating activities or could reduce the amount of such distributions. Pending investment in real estate assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets. These lower returns may affect our ability to make distributions or reduce the amount of such distributions.

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Generally, our policy is to pay distributions from cash flow from operations. During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, our advisor and our sponsor may elect in their sole discretion to defer, but not waive, fees and/or reimbursements to which they are otherwise entitled to fund some or all of our distributions. Any such deferred reimbursements and fees will not be interest-bearing. Neither our Advisor nor our Sponsor has any obligation to defer any of their fees or reimbursements. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from cash flow from operations and, as elected solely by our Advisor and/or Sponsor, from deferred reimbursements and fees. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent stockholders will experience dilution. A deferral of any fee or reimbursement owed to our Advisor or Sponsor will have the effect of increasing cash flow from operations for the relevant period because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. Any fee or reimbursement that was deferred, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts.

Generally, we expect to make payments of principal and interest on any indebtedness we incur from our cash flows from operating activities, including the proceeds from the sale of assets. We expect that our cash flows from normal operations not involving the sale of assets will be sufficient to make regularly scheduled payments of principal and interest. We will seek to structure our financing for acquisitions of assets such that any balloon payments or maturity dates involving extraordinary payments of principal are timed to match our expected receipt of funds from ownership and operation of the assets or the disposition by us of such assets. If cash flow from ownership and operation of an asset is not expected to be sufficient to make such payments of principal, and we do not anticipate that we will sell the asset at the time the principal payment comes due, we intend to make payments of principal out of proceeds from the refinancing of such indebtedness or out of cash flow from operation of our other assets or from our reserves. We may also use proceeds to pay down principal on indebtedness, including any balloon or monthly mortgage payments.

Our Advisor will establish working capital reserves from net offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

Results of Operations

We are a newly incorporated company in our organizational and development stage and have not commenced significant operations. Therefore, we do not have any meaningful operations to discuss.

Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

To prepare the financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Although these estimates reflect management’s best estimates, it is at least reasonably possible that a material change to these estimates could occur in the near term.

Fair Value of Financial Instruments

FASB ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

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Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less. We had $200,725 in cash and no cash equivalents as of March 31, 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit; however, no losses are expected in the future.

Income Taxes

We avoid the double taxation treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied, which, among others, include the requirement to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

We must pass these four tests annually in order to retain our special tax status:

1.	Distribution Test. We must distribute at least 90% of our annual taxable income, excluding capital gains, as dividends to our stockholders.

2.	Assets Test. We must have at least 75% of our assets invested in real estate, mortgage loans, shares in other REITs, cash, or government securities.

3.	Income Test. We must derive at least 75% of our gross income from rents, mortgage interest, or gains from the sale of real property; and at least 95% must come from these sources, together with dividends, interest and gains from securities sales.

4.	Shareholders Test. We must have at least 100 stockholders and must have less than 50% of our outstanding shares concentrated in the hands of five (5) or fewer stockholders.

Recently Adopted Accounting Pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and do not believe any of these pronouncements will have a material impact on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), did not or are not believed by management to have a material impact on our present or future financial statements.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The information presented in this section represents the historical experience of the two real estate programs managed and sponsored over the last ten years by Messrs. Wirta and Hofer. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of the real estate investment programs sponsored by affiliates of Messrs. Wirta and Hofer may not be indicative of our future results.

The two prior programs discussed below both had as their advisor Rich Uncles, LLC (formerly named Nexregen, LLC), which is our sponsor. Both programs are still in existence and operating, and neither program has ever sold or transferred any of the properties they have acquired.

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The information in this section shows relevant summary information concerning real estate programs sponsored by our sponsor and its affiliates, including (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III), and (4) acquisitions of property by program (Table VI). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

The prior programs were deemed to be similar in nature to our objectives because they raised funds from offerings for the purpose of acquiring commercial real estate as long term investments for eventual sale. Both of the listed offerings were exempt from registration requirements under the Securities Act of 1933 because they were intra-state offerings sold pursuant to SEC Rule 147. Each offering was registered with the state securities administrator in the state where each offering was sold and the real estate properties were acquired and operated. Thus, while both programs conducted a public offering of securities, neither offering was registered with the SEC, and therefore the programs are not considered to be “public programs” under the SEC’s rules related to real estate investment programs. Neither of the programs has filed any annual reports or other reports with the SEC.

Nexregen Firewheel Real Estate Investment Trust (“Firewheel”) was formed in 2007 as a Texas real estate investment trust to make a public, intra-state offering of common stock registered with the Texas State Securities Board. The proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center, an existing shopping center located in Garland, Texas. In 2008, Firewheel converted from a real estate investment trust to a limited partnership. The partnership continues to own and operate the shopping center. Firewheel has not made additional sales of securities or investments in properties since 2008. Its offering of common stock to investors closed in 2008.

Rich Uncles Real Estate Investment Trust I (“Rich Uncles I”) was formed in 2012 as a California real estate investment trust to make a public, intra-state offering of common stock registered with the California Department of Business Oversight. Rich Uncles I’s current operations consist primarily of acquiring and operating single tenant business properties, similar to our plan of business. All of its properties consist of buildings which were in existence and subject to long term leases to tenants at the time of purchase. Rich Uncles I is still selling common stock to the public but expects to cease sales of its stock after we begin selling our Company’s common stock.

In March 2016, Rich Uncles I applied to the California Department of Business Oversight to increase the number of shares authorized to be sold under its permit issued pursuant to Section 25113 of the California Corporate Securities Law of 1968 from $50 million to $100 million. The Department of Business Oversight granted the amendment increasing the number of shares on May 19, 2016, but in the meantime, from March 18, 2016, through April 15, 2016, Rich Uncles I to California residents sold shares which were not registered under the California Corporate Securities Law of 1968, because Rich Uncle I had exceeded the number of shares registered for sale under its permit, prior to granting the increase on May 19. To remedy this, Rich Uncles I reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to Section the California securities law to those investors who had purchased shares in excess of the permit. By letter dated April 15, 2016, Rich Uncles I made the statutory repurchase offer to 693 investors who had purchased 561,207 shares of the Trust’s stock for $5,612,066 between March 18, 2016, and April 15, 2016. Investors who accepted the repurchase offer were paid their initial purchase price of $10 per share plus interest at the rate of 7% per annum from the date of purchase, less the amount of any distributions made to them in respect of their shares. A total of six investors elected to accept the repurchase offer, and they received total consideration of $33,500 for repurchase of their shares. Additionally, Rich Uncles I has submitted an application with the Department of Business Oversight to similarly present a repurchase offer to 453 investors who purchased 546,158 shares of the Trust’s stock for $5,461,577 from April 16 through May 13, 2016. This application remains pending.

The programs together raised an aggregate of $35,166,110 from a total of 1,720 investors from their inceptions through December 31, 2015. The aggregate purchase price of all properties purchased by the programs was $49,391,000 as of December 31, 2015. A total of 13 properties were purchased by Firewheel and Rich Uncles I, consisting of the following.

•	The property purchased by Firewheel consists of one shopping center located in Garland, Texas.

•	All of the properties purchased by Rich Uncles I consist of single tenant, are triple net, commercial leased properties located in California, which were in existence and subject to existing long term leases when acquired. Rich Uncles I has acquired eight individual properties and one partnership which owns interests in four properties as of December 31, 2015. Seven properties are located in Northern California. One property purchased by Rich Uncles I and the four properties owned by the partnership purchased by Rich Uncles I are located Southern California.

The shopping center purchased by Firewheel comprises 24% of the purchase price of all properties purchased by both programs, and the commercial properties purchased by Rich Uncles I comprise 76% of the purchase price of all properties purchased by both programs.

As of December 15, 2015, neither of the programs has sold or transferred any of the properties which they acquired.

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All information in the following tables is as of December 31, 2015.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (On a Percentage Basis)
December 31, 2015
(Unaudited)

The following table shows the experience of the two prior real estate programs sponsored by the sponsor in raising and investing funds.

	Firewheel		Rich Uncles I (1)
Dollar amount offered	$1,252,780		$50,000,000
Dollar amount raised	360,500		34,805,610
Less offering expenses
Selling commissions	—		—
Organizational expenses	10,815	(2)	1,033,068
Percent available for investment	97%		97%
Acquisition Costs
Cash down payment	346,223		34,642,009
Acquisition fees	6,462	(3)	896,049
Total acquisition costs	349,685		39,538,058
Percentage leverage (mortgage financing divided by total acquisition cost)	78	%(4)	16%
Length of offering (in months)	14		44	(5)
Months to invest 90% of amount available for investment (measured from beginning of offering)	1	(6)	N/A	(7)

(1)	Rich Uncles I is currently in the offering stage.

(2)	Firewheel paid organization and offering expenses equal to 3% of offering proceeds.

(3)	Firewheel paid acquisition fees equal to 1% of the cost of its interest in the property.

(4)	The partnership in which Firewheel invested paid an initial purchase price of the property, inclusive of all costs and fees paid to its advisor and others, of approximately $13,343,000. The property was encumbered by a loan of $10,400,000.

(5)	December 2015

(6)	Firewheel invested in units of limited partnership in a real estate investment partnership which was formed and acquired its real estate investment prior to the commencement of the Firewheel offering. As a result, all offering proceeds from the Firewheel offering were invested in property as soon as practicable after acceptance of subscriptions.

(7)	Rich Uncles I is continuing to acquire properties.

TABLE II
COMPENSATION TO SPONSOR
(Unaudited)

This table shows the compensation paid in the prior programs sponsored by the sponsor. Both of these programs continue in operation, and neither of them have disposed of any properties. In 2008, Firewheel was converted from a REIT into a limited partnership, which continues to own and operate the property which Firewheel acquired. Fee totals for Firewheel include fees paid by both the REIT during its existence and the limited partnership since its formation.

	Firewheel	Rich Uncles I (1)
Date offering commenced	September 2007	April 2012
Dollar Amount raised	$360,500	$34,805,611
Amount paid to sponsor from proceeds of offering (2)
Underwriting fees	—	—
Acquisition fees	10,815	840,900
Dollar amount of cash generated from operations before deducting payments to sponsor
Amount paid to sponsor from operations (3)
Management / advisory fees	275,520	11,057	(4)
Reimbursements	—	—
Leasing commissions	—	—
Other	—	—

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(1)	Rich Uncles I is currently in the offering stage.

(2)	For each offering, the program pays no underwriting fees and no other fees during the offering stage except for an acquisition fee to the sponsor of 1% of the proceeds available for investment. Firewheel paid an estimated $10,815 for acquiring its interest in the operating partnership in which it invested. Rich Uncles I paid acquisition fees totaling $840,900.

(3)	Although the advisory agreement between Rich Uncles I and the advisor provides for payment of financing coordination fees, property management fees, leasing commissions and operating expense reimbursements, no such fees or reimbursements were paid in 2015, 2014 or 2013.

(4)	Rich Uncles I paid asset management fees of $6,170 and $4,887 in 2014 and 2013, respectively, and has accrued asset management fees totaling $83,969 in 2015.

No dispositions from either program have occurred, and therefore no sales or refinancing fees, real estate commissions or other fees have been paid to the sponsor from dispositions.

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TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

Nexregen Firewheel Real Estate Investment Trust (1)

	2009	2010	2011	2012	2013	2014	2015
Gross Revenues	$1,388,832	$1,216,996	$1,334,711	$1,344,148	$1,380,082	$1,378,385	$1,376,769
Profit on sale of properties (2)	—	—	—	—	—	—	—
Net Income – GAAP Basis	(46,079)	(135,816)	(66,006)	(44,404)	(35,183)	(18,561)	(77,081)
Taxable Income
– from operations	(79,590)	(230,590)	(64,194)	(49,930)	(34,942)	(18,500)	(61,780)
– from gain on sale	—	—	—	—	—	—
Cash generated from operations	202,114	188,965	200,139	302,343	282,238	270,797	283,838
Cash generated from sales (2)	—	—	—	—	—	—	—
Cash generated from refinancing (2)	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	202,114	188,965	200,139	302,343	282,238	270,797	283,838
Less: Cash distributions to investors
– from operating cash flow – current year	202,114	183,571	200,139	302,343	258,019	270,797	262,165
– from sales and refinancing (2)	—	—	—	—	—	—	—
– from offering proceeds	68,767	—	21,450	11,569	—	—	—
– from operating cash flow – prior year	—	—	5,394	—	—	8,465	—
Cash generated (deficiency) after cash distributions	(68,767)	5,394	(26,844)	(11,569)	24,219	(8,465)	21,673
Less: Special items (not including sales and refinancing)	—	—	—	—	(14,005)	—	—
Cash generated (deficiency) after cash distributions and special items	(68,767)	5,394	(26,844)	(11,569)	10,214	(8,465)	21,673
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
– From operations	—	—	—	—	—	—	—
– from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash Distributions to Investors – Source
– Investment income (3)	66.146	60.078	65.500	98.949	84.443	88.624	85.799
– From offering proceeds	22.506	—	7.020	3.786	—	—	—
Amount (in percentage terms) remaining invested in properties at the end of 2015							100%

(1)	The program’s investment objective is to own and operate a single shopping center in Garland, Texas.

(2)	The program has never sold or refinanced its only property, which it still owns and operates.

(3)	Cash distributions from prior year and current year operating cash flow.

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TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(Unaudited)

Rich Uncles Real Estate Investment Trust I

	2012	2013	2014	2015*
Gross Revenues	$28,543	$83,066	$113,171	$976,982
Profit on sale of properties (1)	—	—	—	—
Gain and income from discontinued operations	—	—	78,676	550,139
Net Income (Loss) – GAAP Basis	728	11,710	(275,293)	(614,488)
Taxable Income (Loss)
– from operations	15,375	13,882	(227,050)	(614,000)
– from gain on sale	—	—	—	—
Cash generated from operations	50,655	31,974	125,464	915,465
Cash generated from discontinued operations	—	—	—	478,184
Cash generated from sales (1)	—	—	—	—
Cash generated from refinancing (1)	—	—	—	—
Cash generated from operations, discontinued operations, sales and refinancing	50,655	31,974	125,464	1,393,649
Less: Cash distributions to investors
– from operating cash flow	15,809	29,300	78,985	915,465
– from sales and refinancing (1)	—	—	—	—
– from discontinued operations	—	—	—	174,576
Cash generated (deficiency) after cash distributions	34,846	2,674	46,479	303,608
Less: Special items (not including sales and refinancing)	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	34,846	2,674	46,479	303,608
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	88,737	32,857	(240,335)	(45,322)
– from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash Distributions to Investors – Source
– from operations	91,242	69,349	68,955	67,521
– from discontinued operations				12,876
– from offering proceeds

Amount (in percentage terms) remaining invested in program properties at the end of 2015				100%

*	Estimated amount pending completion of 2015 audit and 2015 tax return.

(1)	As of December 31, 2015, the program had not sold or refinanced any properties.

TABLE IV
RESULTS OF COMPLETED PROGRAMS

{Table Omitted — No programs affiliated with the Fund or our Sponsor have completed operations.}

TABLE V
SALES OR DISPOSALS OF PROPERTIES

{Table Omitted — No programs affiliated with the Fund or our Sponsor have sold any properties as of December 31, 2015.}

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TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAM
(Unaudited)

This section describes the experience of the sponsor’s management in acquiring properties by their two prior programs.

Firewheel

The offering proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center located in Garland, Texas. Firewheel’s investment in the shopping center was made by purchasing a limited partnership interest in Nexregen Firewheel, L.P., a partnership formed by the sponsors of Firewheel for the purpose of acquiring the shopping center. In December 2008, Firewheel was converted from a real estate investment trust to a Texas limited partnership. The property consists of 14.5 acres upon which sits a 148,870 square foot building. The total purchase price paid by the limited partnership for the shopping center was $13,343,000. When the shopping center was purchased in May 2007, total mortgage indebtedness of $10,400,000 was incurred by the limited partnership. Firewheel paid acquisition fees of $10,815 in connection with the purchase of the shopping center.

Investors in Firewheel have received distributions of $201,880 in respect of the $360,500 of investments originally made in Firewheel.

Rich Uncles I

As of December 31, 2015, Rich Uncles I had invested in nine commercial real estate properties, described below, and four real estate limited partnerships.

Property & Location	Rentable Square Feet	Date Acquired	Property Type	Purchase Price ($ thousands)	Mortgage financing on Purchase Date ($ thousands)	Cash Down Payment ($ thousands)	Acquisition Fee ($ thousands)
Chase Bank Office, Antioch, California	7,008	2014	Office	$3,799	$2,000	$1,811	$76
Del Taco Partnerships, California (1)	43,290	2012	Restaurant	$774	—	$774	$25
Chevron, San Jose, CA	1,060	2015	Service Station	$2,753		$2,720	$55
Chevron, Rancho Cordova, CA	1,342	2015	Service Station	$2,581		$2,567	$52
Levins, Sacramento, CA	76,000	2015	Auto Supply	$3,774	$2,250	$3,769	$75
Chevron, Roseville, CA	3,300	2015	Service Station	$2,815		$2,804	$56
Island Pacific Supermarket, Elk Grove, CA	13,963	2015	Super-market	$3,733	$2,046	$3,680	$74
Dollar General, Bakersfield, CA	18,827	2015	Retail	$4,525		$4,494	$92
Rite Aid, Lake Elsinore, CA	17,272	2015	Pharmacy	$7,928		$7,923	$158
PMI Preclinical, San Carlos, CA	20,800	2015	Medical Testing	$8,947		$8,875	$223

Del Taco Limited Partnerships

In 2012, Rich Uncles I invested in four real estate limited partnerships which own properties in California. During the 1980s, Del Taco formed four limited partnerships with raise equity capital from approximately 3,000 investors to buy land and build Del Taco fast-food restaurants. Once these properties were built, they were leased to Del Taco under long-term net leases. The partnerships collectively own 22 Del Taco fast-food restaurants. Del Taco is the general partner of these partnerships and the tenant under the long-term net leases. The lease terms expire from 2020 to 2024.

Rich Uncles I has purchased an approximate 3% interest in each of these partnerships by way of tender offers directed to existing limited partners of the partnerships. The total cost of the interests purchased by Rich Uncles I was $773,867. The properties and the partnerships have no mortgage or other indebtedness.

During 2015, 2014 and 2013, Rich Uncles I realized income from the partnerships of $93,147.97, $78,676 and $83,066, respectively. During 2015, 2014 and 2013, Rich Uncles I declared dividends of $1,116,239, $29,300 and $52,788, respectively.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. For purposes of this section, references to “Rich Uncles NNN REIT,” “we,” “our” and “us” mean only Rich Uncles NNN REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Rich Uncles NNN REIT and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

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•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to market method of accounting for their securities holdings;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Rich Uncles NNN REIT

We will elect to be taxed as a REIT commencing with our taxable year ended December 31, 2016. We believe that we have been organized and will operate in such a manner as to qualify for taxation as a REIT.

In the opinion of Strasburger & Price, LLP (“Strasburger”), our tax counsel in connection with this offering, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2016, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2016. Strasburger’s opinion is based on various assumptions relating to our organization and proposed operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Strasburger or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

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Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Strasburger. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under Requirements for Qualification — General. While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See —Failure to Qualify.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For taxable years beginning after December 31, 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 23.8% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 43.4%. See Taxation of Stockholders—Taxation of Taxable Domestic Stockholders.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See Taxation of Stockholders.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See Prohibited Transactions.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described in Taxation of Rich Uncles NNN REIT – Requirements for Qualification—General.

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•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association which has seven main attributes:

(1)	it is managed by one or more trustees or directors;

(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	it would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	it is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	its beneficial ownership is held by 100 or more persons;

(6)	during the last half of each taxable year, not more than 50% in value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	it meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT.

We believe that we will issue common stock in this offering with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our common stock are described in Description of Shares—Restriction on Ownership of Shares.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under Income Tests, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (See Asset Tests) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

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Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See Asset Tests and Income Tests.

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

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We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See Income Tests. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all safe harbor requirements set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

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Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under Taxation of REITs in General, even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

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Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under Income Tests. In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, minus

(b)	the sum of specified items of non-cash income.

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We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in Income Tests and Asset Tests.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

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Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Definitions. In this section, the phrase “domestic stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 23.8 % maximum federal rate) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

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Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See Taxation of Rich Uncles NNN REIT — Annual Distribution Requirements. Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 23.8 % in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See Taxation of Rich Uncles NNN REIT — Annual Distribution Requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 23.8 % if the stock is held for more than one year, and will be taxed as ordinary income rates (of up to 43.4%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Tax rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is 23.8% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 28.8 % rate) and (2) “qualified dividend income” is 23.8%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as “capital gain dividends.”

Medicare tax on unearned income. For taxable years beginning after December 31, 2012, certain domestic stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

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Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A non-U.S. holder is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the stockholder’s proportionate share of our earnings and profits, plus (2) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under —Taxation of Foreign Stockholders—Ordinary Dividends, for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (See Taxation of Foreign Stockholders), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

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Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market. If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our common stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts. Recently-enacted legislation generally imposes a withholding tax of 30% on any dividends on our stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to, among other things, collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30% on any dividends on our stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial U.S. owners or identification of the direct and indirect substantial U.S. owners of the entity. Finally, with respect to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017, withholding of 30% generally will apply to such gross proceeds paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Under certain circumstances, a non-U.S. holder of our stock may be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our stock.

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Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Tax Consequences of Participation in Dividend Reinvestment Plan

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. You may be subject to backup withholding if you fail to comply with certain tax requirements. See below under —Backup Withholding and Information Reporting.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

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Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders); and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

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Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the benefit plan, employer or employee organization sponsors of the benefit plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (1) that such advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Rich Uncles and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

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Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that was registered under the Securities Exchange Act of 1934 within the specified period. In addition, we expect to have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”: (note the minimum investment in our REIT is $500)

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

As our common stock is intended to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and this offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities.” Accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Rich Uncles, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

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We will value our shares annually commencing as of December 31, 2016, and shortly thereafter publish an NAV per share, although to date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

Our board of directors has established an offering price for shares of common stock to be sold in this primary offering of $10.00 per share and an offering price for shares of common stock to be sold under our dividend reinvestment plan of $10.00 per share

As with any valuation methodology, the methodologies used to calculate our NAV are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different NAV per share of our common stock, and these differences could be significant. The NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP. The NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our NAV per share which becomes our updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to NAV per share upon a sale of our company;

•	our shares of common stock would trade at our NAV value per share on a national securities exchange;

•	a third party would offer our NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our NAV per share; or

•	the methodology used to determine our NAV per share would be acceptable for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. Our board of directors will update our NAV per share effective December 31, 2016 and December 31 of each year thereafter.

In calculating NAV per share, our board of directors will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding. As a result, such NAV per share will be subject to the limitations discussed in the paragraph above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 250,000,000 of capital stock, of which 200,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of May 26, 2016, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, or appraisal rights. Our shares of common stock, when purchased and paid for and issued in accordance with the terms of the prospectus, will be legally issued, fully paid and non-assessable.

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Our board of directors has authorized the issuance of shares of our capital stock with electronic certificates in so-called “PDF” format. Information regarding restrictions on the transferability of our shares appear on our share certificates.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our conflicts committee who do not have an interest in the transaction must approve any issuance of preferred stock. Our conflicts committee is authorized by our charter to consult with company counsel or independent counsel at our expense before deciding whether to approve the issuance of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our conflicts committee, our chief executive officer or upon the written request of common stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary, within ten days of receipt of such request, will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor is one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.

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Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

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Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at Suitability Standards immediately following the cover page of this prospectus. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We expect to authorize and declare distributions based on daily record dates, and we expect to pay such distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Generally, our policy is to pay distributions from cash flow from operations, and over the long-term, we expect that our distributions will be paid from cash flow from operations. During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, our advisor may elect in its sole discretion to defer, but not waive, fees and/or reimbursements to which it is otherwise entitled to fund some or all of our distributions. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from cash flow from operations and, as elected solely by our advisor and/or sponsor, from deferred reimbursements and fees. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors.” Those factors include: our ability to continue to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our dividend reinvestment plan. In the event our cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations, to the extent that the advisor defers payment of fees and reimbursements to which it is entitled.

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To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See Federal Income Tax Considerations—Taxation of Rich Uncles NNN REIT —Annual Distribution Requirements. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

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After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

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•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to repurchase such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

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(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

Dividend Reinvestment Plan

Pursuant to our dividend reinvestment plan, you may elect to have your dividends and other distributions, excluding those dividends and other distributions that our board of directors designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common stock, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in our dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See Suitability Standards (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in our dividend reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through written notice to us.

Stock Purchases

Shares will be purchased under our dividend reinvestment plan on the distribution payment dates. Participants in the dividend reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Participants in the dividend reinvestment plan will acquire our common stock at a price per share equal to the price to acquire a share of our common stock in the primary offering

Account Statements

You or your designee will receive a confirmation of your purchases under our dividend reinvestment plan no less than monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

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•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures, tenant improvement costs and leasing costs related to our real estate properties;

•	reserves required by any financings of our real estate investments;

•	the acquisition of real estate investments, which would include payment of acquisition fees to our advisor (see - Compensation); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our dividend reinvestment plan. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. See Federal Income Tax Considerations—Taxation of Stockholders—Tax Consequences of Participation in Dividend Reinvestment Plan.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our dividend reinvestment plan. You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least fourteen business days prior to the last business day of the month to which the distribution relates; provided that, if we publicly announce in a filing with the SEC a new offering price under the dividend reinvestment plan, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the dividend reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under the dividend reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our dividend reinvestment plan. We will terminate your participation in our dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate our dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Repurchase Program

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our stockholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. Stockholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash to the extent we have sufficient funds available to us to fund such repurchase. We will not pay the advisor or its affiliates any fees to complete any transactions under our share repurchase program.

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Repurchase Price

The prices at which we will repurchase shares are as follows:

•	For those shares held by the stockholder for less than one year, 97% of the most recently published NAV or in the absence of a published NAV, $9.70 per share (which is equal to 97% of the $10.00 per share price in this offering);

•	For those shares held by the stockholder for at least one year but less than two years, 98% of the most recently published NAV or in the absence of a published NAV, $9.80 per share (which is equal to 98% of the $10.00 per share price in this offering);

•	For those shares held by the stockholder for at least two years but less than three years, 99% of the most recently published NAV or in the absence of a published NAV, $9.90 per share (which is equal to 99% of the $10.00 per share price in this offering); and

•	For those shares held by the stockholders for at least three years, 100% of the most recently published NAV, or in the absence of a published NAV, then $10.00 per share.

However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.

For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share. As described above, the shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each share submitted for repurchase.

We will update our NAV per share on an annual basis commencing December 31, 2016. In addition, we may update our NAV at any time between our annual calculations of NAV to reflect significant events that we have determined have had a material impact on NAV. We will report the NAV per share of our common stock (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws. We will also provide information about our NAV per share on our website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov).

Limitations on Repurchase

There are several limitations on the number of shares we may repurchase under the program:

•	To the extent our board of directors determines that we have sufficient available cash for redemptions, we intend to repurchase shares subject to the limit that, during any 12-month period, redemptions will not exceed 5% of the weighted-average number of shares outstanding during the prior 12 months.

•	We may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We may, but are not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions, such as asset sales or refinancings. We cannot guarantee that we will have sufficient available cash to accommodate all repurchase requests made in any given month.

Procedures for Repurchase

Qualifying stockholders who desire to have their shares repurchased by us would have to give notice as provided on their personal on-line dashboard at www.RichUncles.com. All requests for repurchase must be received by our advisor at least three business days prior to the end of a month. You may also withdraw a previously made request to have your shares repurchased. Withdrawal request must also be received by our advisor at least three business days prior to the end of a month. We will repurchase shares on the third business day after the end of a month in which a request for repurchase was received and not withdrawn.

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If we cannot repurchase all shares presented for repurchase in any month because of the limitations on repurchases set forth in our share repurchase program, then we will honor repurchase requests on a pro rata basis.

In addition, if we do not completely satisfy a repurchase request on a repurchase date because our advisor did not receive the request in time, because of the limitations on repurchases set forth in our share repurchase program or because of a suspension of the program, then we will treat the unsatisfied portion of the repurchase request as a new request for repurchase, unless the repurchase request is withdrawn, and such new request will be subject to the same limitations and treated the same as all other new repurchase requests. Any stockholder can withdraw a repurchase request by sending written notice to the program administrator, provided such notice is received at least three business days before the end of the month.

Amendment, Suspension or Termination of Program and Notice

Our board of directors may amend, suspend or terminate the program without stockholder approval upon 30 days’ notice, if our directors believe such action is in our and our stockholders’ best interests, or if they determine the funds otherwise available to fund our share repurchase program are needed for other purposes. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

The repurchase program shall immediately terminate, without further action by the board of directors or any notice to our stockholders, if our shares are approved for listing on any national securities exchange or included for quotation in a national securities market or a secondary trading market for our shares otherwise develops.

THE OPERATING PARTNERSHIP AGREEMENT

General

Rich Uncles NNN Operating Partnership, LP, or the Operating Partnership, is a Delaware limited partnership. We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly-owned subsidiary, Rich Uncles NNN LP, LLC, was the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by Rich Uncles NNN LP, LLC. The Operating Partnership will be deemed to have simultaneously paid the costs associated with this offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership interests and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for partnership interest in the Operating Partnership, we expect to amend and restate the Operating Partnership’s partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership interests and our partnership interests in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over other limited partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

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Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. The general partner would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective partnership interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. The general partner would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;

•	authorize, issue, sell, repurchase or otherwise purchase securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

Any agreements between the Operating Partnership and our affiliates would require the approval of our conflicts committee.

Under an amended and restated partnership agreement, we expect that the Operating Partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing our investments. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

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The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that the partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to repurchase their units of limited partnership interest for cash equal to the value of an equivalent number of our shares or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit repurchased. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the sole general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership interests (including those we held) approved the transaction; (ii) the partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the partnership interests held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of up to 100,000,000 shares of our common stock, currently priced at $10.00 per share, on a “best efforts” basis. We intend to sell the shares directly to investors and not through registered broker-dealers and investment advisors who are paid commissions and fees. As a result, we expect that our total expenses will be significantly less than those of other non-exchange listed public REITs that do pay commissions and fees and, as a consequence, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our shares into properties, compared to such other non-exchange listed public REITs. Because this is a “best efforts” offering, we must use only our best efforts to sell the shares and have no firm commitment or obligation to purchase any of our shares. There is no minimum offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this prospectus.

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Our board of directors will adjust the offering price of the shares annually effective December 31 of each year and starting December 31, 2016, to our new NAV per share. We may terminate this offering at any time, and we will provide that information in a prospectus supplement.

We expect to receive and communicate confidential information about individual investors and their accounts over the internet. We are responsible for the safety and confidentiality of customer information and investors’ funds. We take steps to safeguard customer data and customer assets and recognizes our responsibility to maintain the most current safety and security measures in keeping with internet and financial transaction standards.

Offering Period

This offering will terminate on May 26, 2018 (two years from the commencement of the offering). We expect to sell the shares of common stock offered in our primary offering and pursuant to our distribution reinvestment plan over this two-year period. We intend to continue to offer shares beyond two years from the date of this prospectus, and in order to do so it will be necessary to file a new registration statement with the Securities and Exchange Commission to continue offering shares. We will also need to renew the registration statement or file a new registration statement in many states to continue the offering. We may terminate this offering at any time.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the format attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. All of this can be done on-line at www.RichUncles.com, and we encourage you to do so. Alternatively, this process can be done manually. You should make your check payable to “Rich Uncles NNN REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into our account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions every three business days after receipt and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase via email. We admit stockholders every business day.

We will maintain the records we use to determine that our shares are a suitable investment for you for at least six years. You have the right to rescind your purchase and receive a return of your investment without interest for up to five business days after you have received a copy of the final prospectus. Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form on their personal dashboard at www.RichUncles.com. The minimum periodic investment is $50 per month. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our dividend reinvestment plan. For a discussion of our dividend reinvestment plan, see Description of Shares—Dividend Reinvestment Plan, and Appendix B.

You will receive a confirmation of your purchases under the automatic investment program monthly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

You may terminate your participation in the automatic investment program at any time by providing us with notice on your personal dashboard at www.RichUncles.com. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the Suitability Standards section of this prospectus (immediately following the cover page).

Minimum Purchase Requirements

You must initially invest at least $500 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $50. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $250. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

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Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. All sales must also comply with applicable state and federal securities laws.

Purchases by Retirement Accounts

With respect to any investor who elects to purchase 10,000 or more shares in the name of an investment account administered by an independent custodian (including but not limited to, for example, SEP IRA accounts), our sponsor, Rich Uncles, Inc., has agreed to pay, at its discretion, all custodial fees charged by such independent custodian.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus, including, in the context of electronic sales materials, a hyperlink to the Prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	“pay per click” advertisements on social media, and search engine internet websites

•	electronic correspondence transmitting the prospectus;

•	electronic brochures containing a summary description of this offering;

•	electronic fact sheets describing the general nature of Rich Uncles NNN REIT and our investment objectives;

•	electronic flyers describing our recent acquisitions;

•	online investor presentations;

•	website material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Strasburger & Price, LLP, Austin, Texas. Strasburger & Price, LLP, has also provided an opinion on our qualification as a REIT for federal income tax purposes, as described above under Federal Income Tax Considerations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

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INDEX TO FINANCIAL STATEMENTS

RICH UNCLES NNN REIT, INC.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements as of December 31, 2015

Unaudited Financial Statements for the three months ended March 31, 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rich Uncles NNN REIT, Inc.

We have audited the accompanying balance sheet of Rich Uncles NNN REIT, Inc. (the “Company”) as of December 31, 2015, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from inception (May 13, 2015) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations, changes in stockholders’ deficit and its cash flows for the period from inception (May 13, 2015) to December 31, 2015 then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

February 25, 2016

F-2

Rich Uncles NNN REIT, Inc.
Balance Sheet

As of 12/31/2015
ASSETS
Cash	$200,815
Total Assets	200,815

LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities

Payable to related party	7,000
Total Liabilities	7,000
Shareholders’ Equity
Preferred stock at $0.001 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015	—
Common stock at $0.001 par value, 200,000,000 shares authorized, 20,000 shares issued and outstanding as of December 31, 2015	20
Additional paid-in capital	199,980
Accumulated deficit	(6,185)
Total Shareholders’ Equity	193,815
TOTAL LIABILITIES & EQUITY	$200,815

The accompanying notes are an integral part of these financial statements.

F-3

Rich Uncles NNN REIT, Inc.
Statement of Operations

For the period from May 13, 2015 (Inception) – December 31, 2015
Ordinary Income/Expense
Expense
Bank Service Charges	$185
Organization and Offering Expenses	6,000

Total Expense	6,185
Net Loss Before Income Tax	(6,185)
Net Loss	$(6,185)

The accompanying notes are an integral part of these financial statements.

F-4

Rich Uncles NNN REIT, Inc.
Statement of Changes in Stockholders’ Equity
For the period from inception (5/13/2015) to 12/31/15

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, inception (5/13/2015)	—	$—	$—	$—	$—
Common stock issued for cash	20,000	20	199,980	—	200,000
Net loss	—	—	—	(6,185)	(6,185)
Balance, 12/31/2015	20,000	$20	$199,980	$(6,185)	$193,815

The accompanying notes are an integral part of these financial statements.

F-5

Rich Uncles NNN REIT, Inc.
Statement of Cash Flows

From inception (5/13/15) to 12/31/2015
Operating Activities
Net loss	$(6,185)
Changes in operating assets and liabilities

Payable to related party	7,000
Net cash provided by operating activities	815
Financing Activities
Issuance for common stock	200,000
Net cash provided by financing activities	200,000
Net cash increase for period	200,815
Cash at beginning of period	$—
Cash at end of period	$200,815

Supplemental disclosure of cash flow information:
Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of these financial statements.

F-6

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements

NOTE 1. BUSINESS AND ORGANIZATION

Rich Uncles NNN REIT, Inc. was incorporated on May 13, 2015 under the laws of the State of Maryland. It was originally incorporated under the name Rich Uncles Real Estate Investment Trust, Inc. but amended its name on October 19, 2015 to Rich Uncles NNN REIT, Inc. (the “Company”). The Company is a Maryland real estate investment trust (REIT) with authority to issue 250,000,000 shares of stock, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. The Company sells its shares directly to investors at a purchase price of $10.00 per share, and not through registered broker-dealers and investment advisors who are paid commissions and fees. The minimum investment in shares is $500. The Company was formed to primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties located in the United States, which are leased to creditworthy tenants under long-term net leases. The Company’s goal is to generate income for investors and growth through the potential for long-term capital appreciation in the value of its properties.

The Company intends to qualify as a real estate investment trust for federal income tax purposes, and is externally managed by its advisor Rich Uncles NNN REIT Operator, LLC, which is an affiliate of its sponsor Rich Uncles, LLC. Rich Uncles LLC is a Delaware Limited Liability Company registered to do business in California. Its members include Harold Hofer, Howard Makler, and Ray Wirta.

NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the disclosures required by generally accepted accounting principles for complete financial statements.

Contingent Liability

Contingent liabilities represent items that, at December 31, 2015, are not recognized in the Balance Sheet because there is significant uncertainty at that date as to the necessity for the Company to make payments in respect of them. The maximum potential exposure of the liability is uncertain.

The sponsor has incurred organization and offering expenses with respect to the Company. The Company is obligated to reimburse the sponsor for such expenses but only to the extent of an amount equal to 3% of the gross offering proceeds. As of December 31, 2015, the sponsor has incurred organization and offering expenses in excess of the 3% of gross offering proceeds received by the Company as of such date. To the extent the Company has more gross proceeds from future shareholders, the Company will be obligated to reimburse the sponsor. As the amount of future gross proceeds is uncertain, the amount the Company is obligated to reimburse to the sponsor is uncertain.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

To prepare the financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Although these estimates reflect management’s best estimates, it is at least reasonably possible that a material change to these estimates could occur in the near term.

Fair Value of Financial Instruments

FASB ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

F-7

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements

As of December 31, 2015, the carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less. The Company had $ 200,815 cash and no cash equivalents as of December 31, 2015.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit; however, no losses are expected in the future.

Income Taxes

The REIT avoids the double taxation treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied, which, among others, include the requirement to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

If the Company fails to qualify for taxation as a REIT in any year after electing REIT status, its income will be taxed at regular corporate rates, and it may be precluded from qualifying for treatment as a REIT for the four-year period following its failure to qualify. Even if the Company qualifies as a REIT for federal income tax purposes, it may still be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

The REIT must pass these four tests annually in order to retain its special tax status:

1.	Distribution test. The REIT must distribute at least 90 percent of its annual taxable income, excluding capital gains, as dividends to its shareholders.

2.	Assets test. The REIT must have at least 75 percent of its assets invested in real estate, mortgage loans, shares in other REITs, cash, or government securities.

3.	Income test. The REIT must derive at least 75 percent of its gross income from rents, mortgage interest, or gains from the sale of real property. And at least 95 percent must come from these sources, together with dividends, interest and gains from securities sales.

4.	Shareholders test. The REIT must have at least 100 shareholders and must have less than 50 percent of the outstanding shares concentrated in the hands of five or fewer shareholders.

Recently Adopted Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company’s financial statements. Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4. REIT INVESTMENT PROVISIONS

The offering is being sold on a “best efforts” basis. The Company is offering its shares to investors, who meet the suitability standards, a minimum of 50 shares of our common stock, $0.01 par value per share, and a maximum of 100,000,000 shares, at a purchase price of $10.00 per share. The maximum aggregate offering price will be $1,000,000,000.

F-8

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements

The Company is making the shares available for purchase on its web site in order to take advantage of modern technology and to reduce the cost of selling the shares. The Company is not selling the shares through commission-based financial planners or broker-dealers.

The Company is not registered as an investment company under the Investment Company Act of 1940, as amended.

Suitability of Shareholders

An investor can generally buy the Company’s shares if the investor has either: (i) a net worth of at least $250,000; or (ii) annual gross income of at least $70,000 and a net worth of at least $70,000. In addition, the investment must not exceed 10% of the investor’s net worth. The REIT’s sponsor determines if the purchase of shares is a suitable and appropriate investment for the investor.

Voting Rights

The shareholders will be entitled to one vote for each Share. The shareholders are entitled to vote on certain matters, including, but not limited to, the following: (i) the amendment or modification of the declaration of trust, (ii) the amendment or repeal of the bylaws, (iii) the removal of a trust manager, and (iv) termination of our status as a REIT. The shareholders do not have any cumulative voting rights in the election of trust managers.

Ownership, Transfer Limitations, and Reporting Requirements

For so long as the Company remains a REIT, and except as otherwise provided in the declaration of trust, no person (as defined in the declaration of trust) may own in excess of 9.8% of the outstanding Shares. The declaration of trust contains various restrictions on the investors’ ability to transfer shares. These restrictions are to help ensure that the Company remains qualified as a REIT. For instance, the investor will not be able to transfer shares if, after giving effect to the transfer, the Company would have fewer than 100 shareholders. Additionally, the investor cannot transfer shares if, after giving effect to the transfer, the Company would fail to qualify as a REIT by reason of being closely held. To the extent that a purported transfer was to occur in violation of the declaration of trust, the shares that were the subject of the transfer will be automatically exchanged for an equal number of Excess Shares. The Excess Shares generally are (i) not entitled to any dividends or distributions, (ii) not entitled to vote on matters, and (iii) subject to a right of repurchase by us. Additionally, should the investor own more than 5% of the outstanding shares, or any lesser percentage as determined by the trust managers, the investor will be required to provide to the Company certain information concerning the ownership of shares.

No Preemptive Rights

Investors do not have any preemptive rights or any other preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series.

NOTE 5. STOCKHOLDERS’ EQUITY

The Company has authority to issue 250,000,000 shares of stock, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2015, 20,000 shares of common stock are issued and outstanding for a total of $ 200,000 to the Company’s sponsor, Rich Uncles, LLC. In order to qualify as a REIT for federal income tax purposes, the Company must distribute at least 90% of its taxable income (excluding capital gains) to its shareholders. The Company intends, although is not legally obligated, to continue to make regular quarterly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of the Company’s board of trust managers, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code.

F-9

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements

NOTE 6. RELATED PARTY TRANSACTIONS

The Company’s advisor Rich Uncles NNN REIT Operator, LLC and sponsor Rich Uncles, LLC are both significantly owned by the same two individuals, Ray Wirta and Harold Hofer.

As of December 31, 2015, the Company has a current related-party payable to its sponsor, Rich Uncles, LLC in the amount of $ 7,000, $1,000 of which is related to an opening of bank account and remaining $6,000 is related to the reimbursement of expenses up to 3% of gross offering proceeds which was $200,000 during the period ended December 31, 2015.

Compensation, Expense Reimbursement, and Advisor Participation Interest

The Company’s sponsor, Rich Uncles LLC will receive reimbursement for expenses incurred by the sponsor related to the organization and offering of the Company. The Company’s advisor, Rich Uncles NNN REIT Operator LLC, will receive compensation, subject to a cap, for services and reimbursement for expenses incurred by the advisor relating to the management and operation of the properties.

Reimbursement of Organization and Offering

The Company will reimburse its sponsor actual organizational and offering expenses up to 3.0% of gross offering proceeds.

Acquisition Fees

For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Asset Management Fee

The Company will pay its advisor and sponsor 0. 1% of total investment value of the assets monthly. For purposes of this fee, “ total investment value” means, for any period, the average of the aggregate book value of all our assets, including assets invested, directly or indirectly, in properties, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if its advisor provides services in connection with the post-acquisition financing or refinancing of any debt that the Company obtain relative to properties or the REIT, the Company will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.

Property Management Fees

If its advisor provides property management services for its properties, the Company will pay fees equal to 1.5% of gross revenues from the properties managed. the Company also will reimburse the property manager for property-level expenses that it pays or incurs on its behalf, including salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of its executive officers or as an executive officer of the property manager. Its property manager may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.

F-10

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements

Operating Expenses

Unless its trust managers make a finding, based on non-recurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, the Company will reimburse its advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse its advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter (for the 12 months then ended) the trust managers must within 60 days after the end of such quarter inform the shareholders of the factors the trust managers considered in arriving at the conclusion that such higher operating expenses were justified. If the trust managers do not determine the higher expenses were justified for the period, they must cause the advisor to reimburse the Company to the extent these limitations were exceeded. Additionally, the Company will not reimburse its advisor for personnel costs in connection with services for which the advisor receives acquisition fees or disposition fees.

Disposition Fees

For substantial assistance in connection with the sale of properties or other investments, the Company will pay its advisor or one of its affiliates 3. 0 % of the contract sales price of each property or other investment sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with the Company or its affiliates, the disposition fees paid to the Company and its affiliates and unaffiliated third parties may not exceed 6.00% of the contract sales price.

Subordinated Participation Fee

The Company will pay its advisor a subordinated participation fee in an amount equal to (a) 40.0% of the annual increase in Net Asset Value per share (NAV), if any, calculated annually as of each December 31 by an independent valuation firm, multiplied by the number of outstanding shares as of such December 31, plus (b) the amount, if any, by which distributions to stockholders (from operating cash flow in deferred advisor and sponsor fees, is applicable) in a calendar year exceeds an annual 6.5% cumulative, non-compounded return to stockholders. The subordinated participation fee will be paid by January 31 of the subsequent year and payable in the form of our shares at the price then being paid by the public to purchase our shares (most recent NAV per share). The subordinated participation fee will be subordinated to payment to stockholders of an annual 6.5% cumulative, non-compounded return in the calendar year preceding the January 31 payment date (from operating cash flow). For the purpose of calculating the subordinated participation, only increases over the highest previous NAV per share calculation shall be included, reduced by any prior return of capital. The subordinated participation fee is paid annually, based on a determination of NAV made by an independent valuation firm selected by the board of directors. The subordinated participation fee will be paid in shares issued by the REIT at the NAV per share, and not in cash.

F-11

Rich Uncles NNN REIT, Inc.
Balance Sheet
UNAUDITED

As of March 31 2016
ASSETS
Cash	$200,815
TOTAL ASSETS	$200,725

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities

Payable to related party	$7,000
Total Liabilities	$7,000
Stockholders’ Equity
Preferred stock at $0.001 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2016	$—
Common stock at $0.001 par value, 200,000,000 shares authorized, 20,000 shares issued and outstanding as of March 31, 2016	20
Additional paid-in capital	199,980
Accumulated deficit	(6,275)
Total Stockholders’ Equity	193,725
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$200,725

The accompanying notes are an integral part of these financial statements.

F-12

Rich Uncles NNN Real REIT, Inc.
Statement of Operations
UNAUDITED

For the quarter ended March 31, 2016
Ordinary Income/Expense
Expense
Bank Service Charges	$91
Total Expenses	91
Net Loss before income tax	(91)
Net Loss	$(91)

The accompanying notes are an integral part of these financial statements.

F-13

Rich Uncles NNN REIT, Inc.
Statement of Changes in Stockholders’ Equity
For the quarter ended March 31, 2016
UNAUDITED

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, 12/31/2015	20,000	$20	$199,980	$(6,185)	$193,815
Common stock issued for cash	—	—	—	—	—
Net loss	—	—	—	(91)	(91)
Balance, 3/31/16	20,000	$20	$199,980	$(6,275)	$193,725

The accompanying notes are an integral part of these financial statements.

F-14

Rich Uncles NNN REIT, Inc.
Statement of Cash Flow
UNAUDITED

For the quarter ended March 31, 2016
Operating Activities
Net loss	$(91)
Net cash provided by operating activities	(91)
Investing Activities	—
Financing Activities	—
Net cash increase for period	(91)
Cash at beginning of period	200,815
Cash at end of period	$200,725

Supplemental disclosure of cash flow information:
Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of these financial statements.

F-15

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

NOTE 1. BUSINESS AND ORGANIZATION

Rich Uncles NNN REIT, Inc. was incorporated on May 13, 2015 under the laws of the State of Maryland. It was originally incorporated under the name Rich Uncles Real Estate Investment Trust, Inc. but amended its name on October 19, 2015 to Rich Uncles NNN REIT, Inc. (the “Company”). The Company is a Maryland corporation with authority to issue 250,000,000 shares of stock, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. The Company sells its shares directly to investors at a purchase price of $10.00 per share, and not through registered broker-dealers and investment advisors who are paid commissions and fees. The minimum investment in shares is $500. The Company was formed to primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties located in the United States, which are leased to creditworthy tenants under long-term net leases. The Company’s goal is to generate income for investors and growth through the potential for long-term capital appreciation in the value of its properties.

The Company intends to qualify as a real estate investment trust (REIT) for federal income tax purposes, and is externally managed by its advisor Rich Uncles NNN REIT Operator, LLC, which is an affiliate of its sponsor Rich Uncles, LLC. Rich Uncles LLC is a Delaware Limited Liability Company registered to do business in California. Its members include Harold Hofer, Howard Makler, and Ray Wirta.

NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the disclosures required by generally accepted accounting principles for complete financial statements. The unaudited interim financial statements for the quarter ended March 31, 2016, were not reviewed by our independent registered public accounting firm.

F-16

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

Contingent Liability

Contingent liabilities represent items that, at March 31, 2016, are not recognized in the Statement of Financial Position because there is significant uncertainty at that date as to the necessity for the Company to make payments in respect of them. The maximum potential exposure of the liability is uncertain.

The sponsor has incurred organization and offering expenses with respect to the Company. The Company is obligated to reimburse the sponsor for such expenses but only to the extent of an amount equal to 3% of the gross offering proceeds. As of March 31, 2016, the sponsor has incurred organization and offering expenses in excess of the 3% of gross offering proceeds received by the Company as of such date. To the extent the Company has more gross proceeds from future shareholders, the Company will be obligated to reimburse the sponsor. As the amount of future gross offering proceeds is uncertain, the amount the Company is obligated to reimburse to the sponsor is uncertain.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

To prepare the financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Although these estimates reflect management’s best estimates, it is at least reasonably possible that a material change to these estimates could occur in the near term.

Fair Value of Financial Instruments

FASB ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of March 31, 2016, the carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less. The Company had $200,725 cash and no cash equivalents as of March 31, 2016.

F-17

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit; however, no losses are expected in the future.

Income Taxes

If the Company is able to qualify as a REIT, then it will avoid the double taxation treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied, which, among others, include the requirement to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

If the Company fails to qualify for taxation as a REIT in any year after electing REIT status, its income will be taxed at regular corporate rates, and it may be precluded from qualifying for treatment as a REIT for the four-year period following its failure to qualify. Even if the Company qualifies as a REIT for federal income tax purposes, it may still be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

The REIT must pass these four tests annually in order to retain its special tax status:

1.	The REIT must distribute at least 90 percent of its annual taxable income, excluding capital gains, as dividends to its shareholders.

2.	The REIT must have at least 75 percent of its assets invested in real estate, mortgage loans, shares in other REITs, cash and cash items (including receivables arising in the ordinary course of the REIT’s business), or government securities.

3.	The REIT must derive at least 75 percent of its gross income from rents, mortgage interest, or gains from the sale of real property. And at least 95 percent must come from these sources, together with dividends, interest and gains from securities sales.

4.	The REIT must have at least 100 shareholders and must have less than 50 percent of the outstanding shares concentrated in the hands of five or fewer shareholders.

Recently Adopted Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4. REIT INVESTMENT PROVISIONS

The offering is being sold on a “best efforts” basis. The Company is offering its shares to investors, who meet the suitability standards, a minimum of 50 shares of our common stock, $0.001 par value per share, and a maximum of 100,000,000 shares, at a purchase price of $10.00 per share. The maximum aggregate offering price will be $1,000,000,000.

The Company is making the shares available for purchase on its web site in order to take advantage of modern technology and to reduce the cost of selling the shares. The Company is not selling the shares through commission-based financial planners or broker-dealers.

The Company is not registered as an investment company under the Investment Company Act of 1940, as amended.

F-18

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

Suitability of Shareholders

An investor can generally buy the Company’s shares if the investor has either: (i) a net worth of at least $250,000; or (ii) annual gross income of at least $70,000 and a net worth of at least $70,000. In addition, the investment must not exceed 10% of the investor’s net worth. The REIT’s sponsor determines if the purchase of shares is a suitable and appropriate investment for the investor.

Voting Rights

The shareholders will be entitled to one vote for each Share. The shareholders are entitled to vote on certain matters, including, but not limited to, the following: (i) the amendment or modification of the Company’s articles of incorporation, (ii) the amendment or repeal of the Company’s bylaws, (iii) the removal of a director, and (iv) termination of our status as a REIT. The shareholders do not have any cumulative voting rights in the election of directors.

Ownership, Transfer Limitations, and Reporting Requirements

For so long as the Company remains a REIT, and except as otherwise provided in the articles of incorporation, no person (as defined in the articles of incorporation) may own in excess of 8.0% of the outstanding shares of the Company’s common stock, or such greater percentage of the outstanding shares of common stock as the board of directors may establish (but in no event to more than 9.9% of the outstanding shares). The articles of incorporation contain various restrictions on the investors’ ability to transfer shares. These restrictions are to help ensure that the Company remains qualified as a REIT. For instance, the investor will not be able to transfer shares if, after giving effect to the transfer, the Company would have fewer than 100 shareholders. Additionally, the investor cannot transfer shares if, after giving effect to the transfer, the Company would fail to qualify as a REIT by reason of being closely held. To the extent that a purported transfer was to occur in violation of the articles of incorporation, the shares that were the subject of the transfer will be automatically exchanged for an equal number of Excess Shares. The Excess Shares generally are (i) not entitled to any dividends or distributions, (ii) not entitled to vote on matters, and (iii) subject to a right of repurchase by us. Additionally, should the investor own more than 5% of the outstanding shares, or any lesser percentage as determined by the directors, the investor will be required to provide to the Company certain information concerning the ownership of shares.

No Preemptive Rights

Investors do not have any preemptive rights or any other preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series.

NOTE 5. STOCKHOLDERS’ EQUITY

The Company has authority to issue 250,000,000 shares of stock, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. As of March 31, 2016, 20,000 shares of common stock are issued and outstanding for a total of $200,000 to the Company’s sponsor, Rich Uncles, LLC.

In order to qualify as a REIT for federal income tax purposes, the Company must distribute at least 90% of its taxable income (excluding capital gains) to its shareholders. The Company intends, although is not legally obligated, to make regular quarterly distributions to holders of its shares at least at the level required to qualify for and then maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of the Company’s board of directors, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code.

F-19

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

NOTE 6. RELATED PARTY TRANSACTIONS

The Company’s advisor Rich Uncles NNN REIT Operator, LLC is wholly owned by its sponsor, Rich Uncles, LLC which is significantly owned by Ray Wirta and Harold Hofer.

As of March 31, 2016, the Company has a current related-party payable to its sponsor, Rich Uncles, LLC in the amount of $7,000, $1,000 of which is related to an opening of bank account and remaining $6,000 is related to the reimbursement of expenses up to 3% of gross offering proceeds which was $200,000 during the period ended March 31, 2016.

Compensation, Expense Reimbursement, and Advisor Participation Interest

The Company’s sponsor, Rich Uncles LLC will receive reimbursement for expenses incurred by the sponsor relating to the organization and offering of the Company. The Company’s advisor, Rich Uncles NNN REIT Operator LLC, will receive compensation, subject to a cap, for services and reimbursement for expenses incurred by the advisor relating to the management and operation of the properties.

Reimbursement of Organization and Offering

The Company will reimburse its advisor and its sponsor for actual organizational and offering expenses up to 3.0% of gross offering proceeds.

Acquisition Fees

For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees shall be reasonable, and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Asset Management Fee

The Company will pay its advisor 0.1% of the total investment value of the assets monthly. For purposes of this fee, “total investment value” means, for any period, the average of the aggregate book value of all our assets, including assets invested, directly or indirectly, in properties, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by comparing the average of these values at the end of each month during the period to such values at the end of the immediately preceding month.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if our advisor or one of its affiliates provides a substantial amount of services (as determined by a majority of the independent directors) in connection with the post-acquisition financing or refinancing of any debt that the Company obtain relative to properties, the Company will pay the advisor or such affiliate a financing coordination fee equal to 1.0% of the amount of such financing.

Property Management Fees

If our advisor or one of its affiliates provides a substantial amount of the property management services (as determined by a majority of the independent directors) for its properties, the Company will pay fees equal to 1.5% of gross revenues from the properties managed. The Company also will reimburse the property manager for property-level expenses that it pays or incurs on its behalf, including salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of its executive officers or as an executive officer of the property manager. Its property manager may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.

F-20

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

Operating Expenses

Unless its directors make a finding, based on non-recurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, the Company will reimburse its advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse its advisor for any amount by which its operating expenses (including the asset management fee) in any fiscal year exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of any fiscal quarter the directors must within 60 days after the end of such quarter inform the shareholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause the advisor to reimburse the Company to the extent these limitations were exceeded. Additionally, the Company will not reimburse its advisor for personnel costs in connection with services for which the advisor receives acquisition fees or disposition fees.

Leasing Commissions

If the advisor or one if its affiliates provides a substantial amount of the services (as determined by a majority of the independent directors) in connection with the Company’s leasing of a Property or Properties to unaffiliated third parties, then the Company shall pay to the advisor or such affiliate leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission.

Disposition Fees

For substantial assistance in connection with the sale of properties, the Company will pay its advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with the Company or its affiliates, the disposition fees paid to the Company and its affiliates and unaffiliated third parties may not exceed the lesser of the amount of commission that is reasonable, customary, and competitive in light of the size, type, and location of the property or 6.0% of the contract sales price.

Subordinated Participation Fee

The Company will pay its advisor a subordinated participation fee which is an annually measured performance fee subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return on the highest previous offering price to the public for our shares, after adjustment to reflect all return of capital distributions (such highest previous offering price the “Highest Prior NAV per share”, and such return the “Preferred Return”). The subordinated participation fee is only due to the advisor 40% of the annual increase in NAV per share, if any, multiplied by the number of outstanding shares as of each December 31, starting with December 31, 2016. NAV per share will initially be $10.00, the offering price per share in this offering. Starting December 31, 2016, NAV per share will be calculated annually as of each December 31 by our directors, including a majority of our independent directors. The Preferred Return is achieved and is equal to the sum of: (i) 40% of the product of (a) the difference of (x) the preliminary NAV per share (which is our net asset value per share before taking into account the payment of any subordinated participation fee), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus (ii) 40% of the product of: (i) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return, multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis. The Preferred Return is measured by all distributions to shareholders, except for the distribution of sale or financing proceeds which would act to reduce the shareholders’ investment basis, which are referred to herein as “return of capital” distributions.

F-21

Rich Uncles NNN REIT, Inc.
Notes To Financial Statements
(Unaudited)

Liquidation Fee

The Company will pay the advisor a liquidation fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the Company’s properties, a public listing of the Company on an exchange, or a merger of the Company with a public or non-public company, equal to 40% of the increase in the resultant value per share as compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the Preferred Return, pro-rated for the year in which the liquidation event occurs.

If the Advisory Agreement is terminated without cause or by the advisor at a time when no cause for termination exists, the advisor may be entitled to termination fee if (based upon an independent net asset value per share calculation) the advisor would have been entitled to early liquidation fee at the Company’s portfolio of properties been liquidated on the termination date.

F-22

Appendix A

SUBSCRIPTION AGREEMENT

A-1

Investment Form RICH UNCLES NNN REIT SUBSCRIPTION AGREEMENT

1. Investment	Date

US $500 minimum at US $10 per Share	$

2.	Investment Type (Check One Box Only)

☐	Individual	☐	Pension Plan [2]	☐	Traditional IRA

☐	Joint Tenants [1]	☐	Profit Sharing Plan [2]	☐	Simple IRA

☐	Tenants in Common [1]	☐	KEOGH Plan [2]	☐	SEP IRA

☐	Community Property [1]	☐	Other [2]	☐	ROTH IRA

☐	Trust [2]	☐	Corporation [2]	☐	Partnership/LLC

☐	Solo 401K

1	All parties must sign.
2	Please attach pages of Trust/Plan document (or corporate/entity resolution) which lists the name of Trust/Plan/Entity, Trustees/officers or authorized signatories, signatures and date.

3.	Investor Information

Investor 1 Name

US Tax ID#	Date of Birth

Profession/Occupation	Street Address

City	State	Zip Code

Phone	Email

Alternative Street Address		Note: You will receive investor communications electronically via email

Alternative City	Alt. State	Alt. Zip Code

A-2

☐	I wish to receive written communications sent to my mailing address

☐	US Citizen	☐	Foreign citizen, Country

☐	US Citizen residing outside the US	☐	Check here if you are subject to backup withholding

Investor 2 Name

US Tax ID#	Date of Birth

Profession/ Occupation	Street Address

City	State	Zip Code

4.	Account Title

Please print names in which shares of common stock are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and IRA account number. If the same as in Section 3, please write “SAME”.

Title Line 1

Title Line 2

US Tax ID#	Secondary US Tax ID#

5.	Custodian/Trustee/Entity Information

CUSTODIAN/ TRUSTEE/ENTITY Name

Address

Phone	Email

CUSTODIAN/TRUSTEE/ENTITY Tax Identification Number

Investor’s Account Number with CUSTODIAN/TRUSTEE/ENTITY

For Custodian Accounts, such as IRAs and other qualified plans, a completed copy of this investment form should be sent directly to the Custodian who will then forward the necessary documentation and payment to Rich Uncles NNN REIT.

A-3

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

A-4

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Alabama and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT and its affiliates.

A-5

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of California and has either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $75,000 and a net worth of at least $75,000. The investor’s investment does not exceed ten percent (10%) of the investor’s net worth.

A-6

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Idaho and has either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the investor’s total investment in Rich Uncles NNN REIT does not exceed 10% of the investor’s liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

A-7

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Iowa and has either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, the investor has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-8

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Kansas. It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

A-9

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Kentucky and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-10

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Massachusetts and is not investing more than 10% of the investor’s liquid net worth in Rich Uncles NNN REIT and in other illiquid direct participation programs

A-11

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Michigan and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT and its affiliates.

A-12

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Missouri and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-13

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Nebraska and has either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, the investor has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-14

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of New Mexico and his investment in Rich Uncles NNN REIT, its affiliates and other non-traded real estate investment trusts does not exceed 10% of the investor’s liquid net worth.

A-15

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of North Dakota and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-16

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Ohio and his investment in Rich Uncles NNN REIT, its affiliates and other non-traded real estate investment trusts does not exceed 10% of the investor’s liquid net worth.

A-17

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Oregon and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT and its affiliates.

A-18

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Pennsylvania and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-19

6.	Financial Questionnaire

The Investor had an annual gross income last year of

The Investor has a net worth of

Do you invest in stocks?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in mutual funds	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in real estate other than your home?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you invest in non-liquid securities?	☐	Often	☐	Occasionally	☐	Seldom	☐	Never

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our Company?					☐	Yes	☐	No

7.	Investor Initials and Signatures

In order to induce Rich Uncles NNN REIT to accept this investment, I hereby represent and warrant as follows (initial all Sections that apply to you):

Initials

A. PROSPECTUS DELIVERY
______	I agree to receive the prospectus for the Company’s common stock and other information regarding my investment in electronic format from the Company’s website. I acknowledge receipt of the prospectus in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying the Company in writing or via email. Information provided in electronic will remain available on the Company’s website. I may request this information by mailing a written request to the Company at 3080 Bristol Street, Suite 550, Costa Mesa, California 92626. Delivery charges may apply to prospectuses and information requested in writing. The Company’s prospectuses are always available for public inspection at the website of the Securities and Exchange Commission, www.sec.gov.

B. TAXPAYER INFORMATION
______	(REQUIRED FOR US CITIZENS) The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Investment. If you do not provide the information or documentation, we may not be able to accept your Investment. By signing this Investment form, you agree to provide this information and confirm that this information is true and correct.

C. FINANCIAL SUITABILITY STANDARDS
______	I have (i) an annual gross income of at least US$70,000 and a net worth of at least US$70,000; and/or (ii) a net worth of at least US$250,000. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.) The investment I propose to make herein will not exceed 10% of my net worth, as defined above.

D. STATE SUITABILITY STANDARDS
______	The investor is a resident of the state of Pennsylvania and has a liquid net worth of at least ten times the investor’s investment in Rich Uncles NNN REIT.

A-20

8.	Dividend Reinvestment Program – Optional

_____	I wish to participate in the REIT’s Dividend Reinvestment Program as described in the Prospectus. If you do not wish to reinvest your dividends, please provide the following information:

Account Number

Routing Number

NOTE: To receive cash dividends, bank account details are required. If left blank, dividends will be reinvested to purchase additional shares.

9.	Signatures

A. INDIVIDUAL INVESTOR, JOINT TENANTS, TENANTS IN COMMON OR COMMUNITY PROPERTY

Signature – Investor 1	Signature – Investor 2

B. FOR OTHER INVESTORS (PENSION PLAN, IRA, CORPORATION, PARTNERSHIP, LLC, TRUST, etc.)

Print Name of Entity (Investor)

Print Name of Authorized

Representative	By:

Title

Signature (Representative)

You have the right to rescind this sale and receive a return of your subscription in full, without interest, within five days of the date you receive a copy of the Company’s prospectus.

If US mail payment method was selected:

This Investment Form and payment for the Shares purchased (check payable to “Rich Uncles NNN REIT”) must be mailed to:

Rich Uncles NNN REIT

3080 Bristol Street, Suite 550

Costa Mesa, CA 92626

Submit questions or comments to investments@richuncles.com or call 1-855-Rich-Uncles.

A-21

APPENDIX B

RICH UNCLES NNN REIT, INC.

DIVIDEND REINVESTMENT PLAN

Rich Uncles NNN REIT, Inc., a Maryland real estate investment trust (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s declaration of trust unless otherwise defined herein.

1.    Number of Shares Issuable. The number of Shares authorized for issuance under the DRP is 10,000,000.

2.    Participants. “Participants” are holders of the Company’s Shares who elect to participate in the DRP.

3.    Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. Such shares will be sold directly by the Company to the Participant in the same manner in which the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on Shares purchased in the DRP.

4.    Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company. To increase their participation, Participants must complete a new enrollment form. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company’s board of directors.

5.    Purchase of Shares. Until the Company establishes an estimated value per Share that is not based on the price to acquire a Share in the Company’s primary offering or a follow-on public offering, Participants will acquire Shares at a price of $10.00 per share. Beginning December 31, 2016, and thereafter annually on each December 31, the Company’s board of directors will annually adjust the offering price of shares to a Net Asset Value per Share (“NAV”) estimated by the Company. Upon the Company’s announcement that the Company has established an estimated NAV, Participants will acquire Shares at a price equal to the estimated NAV as updated annually. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s declaration of trust, as amended.

6.    Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.    Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.    Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.    Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of Shares by a Participant will terminate participation in the DRP with respect to the transferred Shares.

10.    Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing to Participants.

11.    Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12.    Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.   Other Expenses of Issuance and Distribution.

Item	Amount (1)
SEC registration fee	$11,620.00
Blue sky fees and expenses	47,000.00
Accounting fees and expenses	4,000.00
Legal fees and expenses	60,000.00
Printing	2,000.00
Miscellaneous expenses	1,000.00
Total:	$125,620.00

Item 32.   Sales to Special Parties.

Affiliates of our sponsor have purchased 20,000 shares of common stock at the public offering price of $10.00 per share ($200,000 aggregate consideration).

Item 33.   Recent Sales of Unregistered Securities.

In June 2015, we sold 10,000 shares of our common stock to our sponsor at the public offering price of $10.00 per share ($100,000 aggregate consideration). In December 2015, we sold an additional 10,000 shares of our common stock to our sponsor at $10.00 per share ($100,000 aggregate consideration). In June 2016 we repurchased 20,000 shares sold to our sponsor in 2015 at $10.00 per share ($100,000 aggregate consideration) and reissued them to each of Messrs. Wirta, Hofer and Makler in equal 6,666.7 share amounts for which they each paid $66,667 at $10.00 per share ($200,000 aggregate consideration). The sales were made in privately negotiated transactions in reliance on the exemption from the registration requirements of the Securities Act of 1933 contained in Section 4(2) thereof. Our sponsor and our affiliates, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of the investments.

Item 34.   Indemnification of Directors and Officers.

Subject to the significant conditions set forth below, we have included in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that we shall indemnify a director, officer or the advisor or any of our affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of Rich Uncles NNN REIT, Inc.) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of us in such capacity.

Under our charter, we shall not indemnify a director, the advisor or any of the advisor’s affiliates, we refer to each as an indemnitee, for any liability or loss suffered by an indemnitee, nor shall it exculpate an indemnitee, unless all of the following conditions are met: (i) an indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the indemnitee was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the indemnitee, excluding an independent director, or (B) gross negligence or willful misconduct by an independent director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our common stockholders. Notwithstanding the foregoing, an indemnitee shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of our funds to an indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnitee undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.   Treatment of Proceeds from Stock Being Registered.

None.

Item 36.   Financial Statements and Exhibits.

(a)    Financial Statements. See the Index to Financial Statements to the Prospectus contained in the Registration Statement

(b)    Exhibits

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation Of Rich Uncles NNN REIT, Inc., previously filed with the Company’s Form S-11 filed on May 23, 2016
3.2	Bylaws, previously filed with the Company’s Form S-11 filed on July 15, 2015
4.1	Form of Subscription Agreement, included as Appendix A to the Prospectus contained in the Registration Statement
4.2	Dividend Reinvestment Plan, included as Appendix B to the Prospectus contained in the Registration Statement
4.3	Share Repurchase Program, previously filed with the Company’s Form S-11 filed on March 25, 2016
5.1	Opinion of Strasburger & Price, LLP, re legality, previously filed with the Company’s Form S-11 filed on January 27, 2016
8.1	Opinion of Strasburger & Price, LLP, re tax matters, previously filed with the Company’s Form S-11 filed on January 27, 2016
10.1	Advisory Agreement, previously filed with the Company’s Form S-11 filed on January 27, 2016
10.2	Amended and Restated Advisory Agreement, previously filed with the Company’s Form S-11 filed on May 23, 2016
21.1	Subsidiaries, previously filed with the Company’s Form S-11 filed on July 15, 2015
23.1	Consent of Strasburger & Price, LLP, included in Exhibit 5.1
23.2	Consent of Strasburger & Price, LLP, included in Exhibit 8.1
23.3	Consent of Anton & Chia, Independent Public Accountants, filed herewith
24.1	Power of Attorney, previously filed with the Company’s Form S-11 filed on July 15, 2015

Item 37.    Undertakings.

(a)    The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)    The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)    The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)    For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)    The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)    The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)    The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)    The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on July 6, 2016.

RICH UNCLES NNN REIT, INC.

/s/ Harold Hofer
Harold C. Hofer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	July 6, 2016	/s/ Harold Hofer
Harold C. Hofer, Chief Executive Officer and Director (Principal Executive Officer)

Date:	July 6, 2016	/s/ Raymond E. Wirta*
Raymond E. Wirta, Chairman of the Board and Director

Date:	July 6, 2016	/s/ John Wang*
John Wang, Director

Date:	July 6, 2016	/s/ Howard Makler*
Howard Makler, President and Chief Marketing Officer

Date:	July 6, 2016	/s/ Jean Ho
Jean Ho, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date:	July 6, 2016	/s/ Jeffrey Randolph*
Jeffrey Randolph, Director

Date:	July 6, 2016	/s/ Vipe Desai*
Vipe Desai, Director

Date:	July 6, 2016	/s/ Jonathan Platt*
Jonathan Platt, Director

Date:	July 6, 2016	/s/ David Feinleib*
David Feinleib, Director

* By Harold C. Hofer, attorney in fact